Prepared by, and after recording
return to:
James J. Schwert, Esquire
Oppenheimer Wolff & Donnelly LLP
Plaza VII, Suite 3300
45 S. Seventh Street
Minneapolis, MN 55402

Freddie Mac Loan No. 504183060
Emeritus at Pinnacle

MULTIFAMILY MORTGAGE,
ASSIGNMENT OF RENTS
AND SECURITY AGREEMENT
(OHIO – REVISION DATE 05-11-2004)

MULTIFAMILY MORTGAGE,
ASSIGNMENT OF RENTS
AND SECURITY AGREEMENT
(OHIO – REVISION DATE 05-11-2004)

THIS MULTIFAMILY MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (the “Instrument”) is made to be effective this 31st day of August, 2011, between THE INN AT GROVE CITY LLC, a limited liability company, organized and existing under the laws of Delaware, whose address is c/o Emeritus Corporation, 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121, as mortgagor (“Borrower”), KEYCORP REAL ESTATE CAPITAL MARKETS, INC., a corporation, organized and existing under the laws of Ohio, whose address is 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211, as mortgagee (“Lender”).  Borrower's organizational identification number, if applicable, is 4258514.

Borrower is indebted to Lender in the principal amount of Fourteen Million Two Hundred Twelve Thousand and No/100 ($14,212,000.00) as evidenced by Borrower’s Multifamily Note payable to Lender, dated as of the date of this Instrument, and maturing on September 1, 2021 (the "Maturity Date").

TO SECURE TO LENDER the repayment of the Indebtedness, and all renewals, extensions and modifications of the Indebtedness, and the performance of the covenants and agreements of Borrower contained in the Loan Documents, Borrower mortgages, warrants, grants, conveys and assigns to Lender the Mortgaged Property, including the Land located in Franklin County, State of Ohio and described in Exhibit A attached to this Instrument.

Borrower represents and warrants that Borrower is lawfully seized of the Mortgaged Property and has the right, power and authority to mortgage, grant, convey and assign the Mortgaged Property, and that the Mortgaged Property is unencumbered, except as shown on the schedule of exceptions to coverage in the title policy issued to and accepted by Lender contemporaneously with the execution and recordation of this Instrument and insuring Lender's interest in the Mortgaged Property (the "Schedule of Title Exceptions").  Borrower covenants that Borrower will warrant and defend generally the title to the Mortgaged Property against all claims and demands, subject to any easements and restrictions listed in the Schedule of Title Exceptions.

UNIFORM COVENANTS – PORTFOLIO EXECUTION

(Revised 2-15-2011)

COVENANTS.  In consideration of the mutual promises set forth in this Instrument, Borrower and Lender covenant and agree as follows:

1.	DEFINITIONS. The following terms, when used in this Instrument (including when used in the above recitals), shall have the following meanings:

(a)
“Attorneys’ Fees and Costs” means (i) fees and out-of-pocket costs of Lender’s and Loan Servicer’s attorneys, as applicable, including costs of Lender’s and Loan Servicer’s in-house counsel, support staff costs, costs of preparing for litigation, computerized research, telephone and facsimile transmission expenses, mileage, deposition costs, postage, duplicating, process service, videotaping and similar costs and expenses; (ii) costs and fees of expert witnesses, including appraisers; and (iii) investigatory fees.

(b)	“Borrower” means all persons or entities identified as “Borrower” in the first paragraph of this Instrument, together with their successors and assigns.

(c)	“Business Day” means any day other than a Saturday, a Sunday or any other day on which Lender or the national banking associations are not open for business.

(d)
“Collateral Agreement” means any separate agreement between Borrower and Lender for the purpose of establishing replacement reserves for the Mortgaged Property, establishing a fund to assure the completion of repairs or improvements specified in that agreement, or assuring reduction of the outstanding principal balance of the Indebtedness if the occupancy of or income from the Mortgaged Property does not increase to a level specified in that agreement, or any other agreement or agreements between Borrower and Lender which provide for the establishment of any other fund, reserve or account.

(e)
“Controlling Entity” means an entity which owns, directly or indirectly through one or more intermediaries, (i) a general partnership interest or a Controlling Interest of the limited partnership interests in Borrower (if Borrower is a partnership or joint venture), (ii) a manager’s interest in Borrower or a Controlling Interest of the ownership or membership interests in Borrower (if Borrower is a limited liability company), (iii) a Controlling Interest of any class of voting stock of Borrower (if Borrower is a corporation), (iv) a trustee’s interest or a Controlling Interest of the beneficial interests in Borrower (if Borrower is a trust), or (v) a managing partner’s interest or a Controlling Interest of the partnership interests in Borrower (if Borrower is a limited liability partnership).

(f)
“Controlling Interest” means (i) 51 % or more of the ownership interests in an entity, or (ii) a percentage ownership interest in an entity of less than 51%, if the owner(s) of that interest actually direct(s) the business and affairs of the entity without the requirement of consent of any other party.  The Controlling Interest shall be deemed to be 51 % unless otherwise stated in Exhibit B.

(g)
“Environmental Permit” means any permit, license, or other authorization issued under any Hazardous Materials Law with respect to any activities or businesses conducted on or in relation to the Mortgaged Property.

(h)	“Event of Default” means the occurrence of any event listed in Section 22.

(i)
“Fixtures” means all property owned by Borrower which is so attached to the Land or the Improvements as to constitute a fixture under applicable law, including: machinery, equipment, engines, boilers, incinerators, installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air, or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention, or fire detection or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screens, blinds, shades, curtains and curtain rods; mirrors; cabinets, paneling, rugs and floor and wall coverings; fences, trees and plants; swimming pools; and exercise equipment.

(j)
“Governmental Authority” means any board, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property or over the Borrower.

(k)	“Hazard Insurance” is defined in Section 19.

(l)
“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls (“PCBs”) and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Mortgaged Property is prohibited by any federal, state or local authority; any substance that requires special handling and any other material or substance now or in the future that (i)  is defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” or “pollutant” by or within the meaning of any Hazardous Materials Law, or (ii) is regulated in any way by or within the meaning of any Hazardous Materials Law.

(m)
“Hazardous Materials Laws” means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees in effect now or in the future and including all amendments, that relate to Hazardous Materials or the protection of human health or the environment and apply to Borrower or to the Mortgaged Property. Hazardous Materials Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 et seq., and their state analogs.

(n)	“Impositions” and “Imposition Deposits” are defined in Section 7(a).

(o)
“Improvements” means the buildings, structures, improvements, and alterations now constructed or at any time in the future constructed or placed upon the Land, including any future replacements and additions.

(p)
“Indebtedness” means the principal of, interest at the fixed or variable rate set forth in the Note on, and all other amounts due at any time under, the Note, this Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances as provided in Section 12 to protect the security of this Instrument.

(q)
“Initial Owners” means, with respect to Borrower or any other entity, the persons or entities that (i) on the date of the Note, or (ii) on the date of a Transfer to which Lender has consented, own in the aggregate 100 % of the ownership interests in Borrower or that entity.

(r)	“Land” means the land described in Exhibit A.

(s)
“Leases” means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property, or any portion of the Mortgaged Property (including proprietary leases or occupancy agreements if Borrower is a cooperative housing corporation), and all modifications, extensions or renewals.

(t)	“Lender” means the entity identified as “Lender” in the first paragraph of this Instrument, or any subsequent holder of the Note.

(u)	“Loan Documents” means the Note, this Instrument, all guaranties, all indemnity agreements, all Collateral Agreements, O&M Programs, the MMP and any other documents now or in the future executed by Borrower, any guarantor or any other person in connection with the loan evidenced by the Note, as such documents may be amended from time to time.

(v)
“Loan Servicer” means the entity that from time to time is designated by Lender to collect payments and deposits and receive Notices under the Note, this Instrument and any other Loan Document, and otherwise to service the loan evidenced by the Note for the benefit of Lender.  Unless Borrower receives Notice to the contrary, the Loan Servicer is the entity identified as “Lender” in the first paragraph of this Instrument.

(w)
“MMP” means a moisture management plan to control water intrusion and prevent the development of Mold or moisture at the Mortgaged Property throughout the term of this Instrument.  At a minimum, the MMP must contain a provision for (i) staff training, (ii) information to be provided to tenants, (iii) documentation of the plan, (iv) the appropriate protocol for incident response and remediation and (v) routine, scheduled inspections of common space and unit interiors.

(x)	“Mold” means mold, fungus, microbial contamination or pathogenic organisms.

(y)	“Mortgaged Property” means all of Borrower’s present and future right, title and interest in and to all of the following:

(i)	the Land;

(ii)	the Improvements;

(iii)	the Fixtures;

(iv)	the Personalty;

(v)
all current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights-of-way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses, and appurtenances related to or benefiting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated;

(vi)
all proceeds paid or to be paid by any insurer of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, whether or not Borrower obtained the insurance pursuant to Lender’s requirement;

(vii)
all awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, including any awards or settlements resulting from condemnation proceedings or the total orpartial taking of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof;

(viii)
all contracts, options and other agreements for the sale of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations;

(ix)	all proceeds from the conversion, voluntary or involuntary, of any of the above into cash or liquidated claims, and the right to collect such proceeds;

(x)	all Rents and Leases;

(xi)
all earnings, royalties, accounts receivable, issues and profits from the Land, the Improvements or any other part of the Mortgaged Property, and all undisbursed proceeds of the loan secured by this Instrument;

(xii)	all Imposition Deposits;

(xiii)
all refunds or rebates of Impositions by any municipal, state or federal authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Instrument is dated);

(xiv)	all tenant security deposits which have not been forfeited by any tenant under any Lease and any bond or other security in lieu of such deposits; and

(xv)	all names under or by which any of the above Mortgaged Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property.

(z)	“Note” means the Multifamily Note described on page 1 of this Instrument, including all schedules, riders, allonges and addenda, as such Multifamily Note may be amended from time to time.

(aa)           “O&M Program” is defined in Section 18(d).

(bb)           “Personalty” means all:

(i)	accounts (including deposit accounts) of Borrower related to the Mortgaged Property;

(ii)
equipment and inventory owned by Borrower, which are used now or in the future in connection with the ownership, management or operation of the Land or Improvements or are located on the Land or Improvements, including furniture, furnishings, machinery, building materials, goods, supplies, tools, books, records (whether in written or electronic form), and computer equipment (hardware and software);

(iii)
other tangible personal property owned by Borrower which is used now or in the future in connection with the ownership, management or operation of the Land or Improvements or is located on the Land or in the Improvements, including ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances (other than Fixtures);

(iv)	any operating agreements relating to the Land or the Improvements;

(v)	any surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements;

(vi)
all other intangible property, general intangibles and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land and including subsidy or similar payments received from any sources, including a governmental authority; and

(vii)	any rights of Borrower in or under letters of credit.

(cc)	“Property Jurisdiction” is defined in Section 30(a).

(dd)
“Rents” means all rents (whether from residential or non-residential space), revenues and other income of the Land or the Improvements, parking fees, laundry and vending machine income and fees and charges for food, health care and other services provided at the Mortgaged Property, whether now due, past due, or to become due, and deposits forfeited by tenants, and, if Borrower is a cooperative housing corporation or association, maintenance fees, charges or assessments payable by shareholders or residents under proprietary leases or occupancy agreements, whether now due, past due, or to become due.

(ee)
“Taxes” means all taxes, assessments, vault rentals and other charges, if any, whether general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a lien on the Land or the Improvements.

(ff)	“Transfer” is defined in Section 21.

2.           UNIFORM COMMERCIAL CODE SECURITY AGREEMENT.

(a)
This Instrument is also a security agreement under the Uniform Commercial Code for any of the Mortgaged Property which, under applicable law, may be subjected to a security interest under the Uniform Commercial Code, whether such Mortgaged Property is owned now or acquired in the future, and all products and cash and non-cash proceeds thereof (collectively, “UCC Collateral”), and Borrower hereby grants to Lender a security interest in the UCC Collateral.  Borrower hereby authorizes Lender to prepare and file financing statements, continuation statements and financing statement amendments in such form as Lender may require to perfect or continue the perfection of this security interest and Borrower agrees, if Lender so requests, to execute and deliver to Lender such financing statements, continuation statements and amendments.  Borrower shall pay all filing costs and all costs and expenses of any record searches for financing statements and/or amendments that Lender may require.  Without the prior written consent of Lender, Borrower shall not create or permit to exist any other lien or security interest in any of the UCC Collateral.

(b)
Unless Borrower gives Notice to Lender within 30 days after the occurrence of any of the following, and executes and delivers to Lender modifications or supplements of this Instrument (and any financing statement which may be filed in connection with this Instrument) as Lender may require, Borrower shall not (i) change its name, identity, structure or jurisdiction of organization; (ii) change the location of its place of business (or chief executive office if more than one place of business); or (iii) add to or change any location at which any of the Mortgaged Property is stored, held or located.

(c)
If an Event of Default has occurred and is continuing, Lender shall have the remedies of a secured party under the Uniform Commercial Code, in addition to all remedies provided by this Instrument or existing under applicable law.  In exercising any remedies, Lender may exercise its remedies against the UCC Collateral separately or together, and in any order, without in any way affecting the availability of Lender’s other remedies.

(d)	This Instrument constitutes a financing statement with respect to any part of the Mortgaged Property that is or may become a Fixture, if permitted by applicable law.

3.	ASSIGNMENT OF RENTS; APPOINTMENT OF RECEIVER; LENDER IN POSSESSION.

(a)
As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all Rents.  It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all Rents and to authorize and empower Lender to collect and receive all Rents without the necessity of further action on the part of Borrower.  Promptly upon request by Lender, Borrower agrees to execute and deliver such further assignments as Lender may from time to time require.  Borrower and Lender intend this assignment of Rents to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only.  For purposes of giving effect to this absolute assignment of Rents, and for no other purpose, Rents shall not be deemed to be a part of the Mortgaged Property.  However, if this present, absolute and unconditional assignment of Rents is not enforceable by its terms under the laws of the Property Jurisdiction, then the Rents shall be included as a part of the Mortgaged Property and it is the intention of the Borrower that in this circumstance this Instrument create and perfect a lien on Rents in favor of Lender, which lien shall be effective as of the date of this Instrument.

(b)
After the occurrence of an Event of Default and during the continuance of such Event of Default, Borrower authorizes Lender to collect, sue for and compromise Rents and directs each tenant of the Mortgaged Property to pay all Rents to, or as directed by, Lender.  However, until the occurrence of an Event of Default, Lender hereby grants to Borrower a revocable license to collect and receive all Rents, to hold all Rents in trust for the benefit of Lender and to apply all Rents to pay the installments of interest and principal then due and payable under the Note and the other amounts then due and payable under the other Loan Documents, including Imposition Deposits, and to pay the current costs and expenses of managing, operating and maintaining the Mortgaged Property, including utilities, Taxes and insurance premiums (to the extent not included in Imposition Deposits), tenant improvements and other capital expenditures.  So long as no Event of Default has occurred and is continuing, the Rents remaining after application pursuant to the preceding sentence may be retained by Borrower free and clear of, and released from, Lender's rights with respect to Rents under this Instrument. From and after the occurrence of an Event of Default and during the continuance of such Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, or by a receiver, Borrower's license to collect Rents shall automatically terminate and Lender shall without Notice be entitled to all Rents as they become due and payable, including Rents then due and unpaid.  Borrower shall pay to Lender upon demand all Rents to which Lender is entitled.  At any time on or after the date of Lender's demand for Rents, (i) Lender may give, and Borrower hereby irrevocably authorizes Lender to give, notice to all tenants of the Mortgaged Property instructing them to pay all Rents to Lender, (ii) no tenant shall be obligated to inquire further as to the occurrence or continuance of an Event of Default, and (iii) no tenant shall be obligated to pay to Borrower any amounts which are actually paid to Lender in response to such a notice.  Any such notice by Lender shall be delivered to each tenant personally, by mail or by delivering such demand to each rental unit.  Borrower shall not interfere with and shall cooperate with Lender's collection of such Rents.

(c)
Borrower represents and warrants to Lender that Borrower has not executed any prior assignment of Rents (other than an assignment of Rents securing any prior indebtedness that is being assigned to Lender, or paid off and discharged with the proceeds of the loan evidenced by the Note), that Borrower has not performed, and Borrower covenants and agrees that it will not perform, any acts and has not executed, and shall not execute, any instrument which would prevent Lender from exercising its rights under this Section 3, and that at the time of execution of this Instrument there has been no anticipation or prepayment of any Rents for more than two months prior to the due dates of such Rents.  Borrower shall not collect or accept payment of any Rents more than two months prior to the due dates of such Rents.

(d)
If an Event of Default has occurred and is continuing, Lender may, regardless of the adequacy of Lender's security or the solvency of Borrower and even in the absence of waste, enter upon and take and maintain full control of the Mortgaged Property in order to perform all acts that Lender in its discretion determines to be necessary or desirable for the operation and maintenance of the Mortgaged Property, including the execution, cancellation or modification of Leases, the collection of all Rents, the making of repairs to the Mortgaged Property and the execution or termination of contracts providing for the management, operation or maintenance of the Mortgaged Property, for the purposes of enforcing the assignment of Rents pursuant to Section 3(a), protecting the Mortgaged Property or the security of this Instrument, or for such other purposes as Lender in its discretion may deem necessary or desirable.  Alternatively, if an Event of Default has occurred and is continuing, regardless of the adequacy of Lender's security, without regard to Borrower's solvency and without the necessity of giving prior notice (oral or written) to Borrower, Lender may apply to any court having jurisdiction for the appointment of a receiver for the Mortgaged Property to take any or all of the actions set forth in the preceding sentence.  If Lender elects to seek the appointment of a receiver for the Mortgaged Property at any time after an Event of Default has occurred and is continuing, Borrower, by its execution of this Instrument, expressly consents to the appointment of such receiver, including the appointment of a receiver ex parte if permitted by applicable law.  If Borrower is a housing cooperative corporation or association, Borrower hereby agrees that if a receiver is appointed, the order appointing the receiver may contain a provision requiring the receiver to pay the installments of interest and principal then due and payable under the Note and the other amounts then due and payable under the other Loan Documents, including Imposition Deposits, it being acknowledged and agreed that the Indebtedness is an obligation of the Borrower and must be paid out of maintenance charges payable by the Borrower's tenant shareholders under their proprietary leases or occupancy agreements.  Lender or the receiver, as the case may be, shall be entitled to receive a reasonable fee for managing the Mortgaged Property.  Immediately upon appointment of a receiver or immediately upon the Lender's entering upon and taking possession and control of the Mortgaged Property, Borrower shall surrender possession of the Mortgaged Property to Lender or the receiver, as the case may be, and shall deliver to Lender or the receiver, as the case may be, all documents, records (including records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Mortgaged Property and all security deposits and prepaid Rents.  In the event Lender takes possession and control of the Mortgaged Property, Lender may exclude Borrower and its representatives from the Mortgaged Property.  Borrower acknowledges and agrees that the exercise by Lender of any of the rights conferred under this Section 3 shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and Improvements.

(e)
If Lender enters the Mortgaged Property, Lender shall be liable to account only to Borrower and only for those Rents actually received.  Except to the extent of Lender's gross negligence or willful misconduct, Lender shall not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Mortgaged Property, by reason of any act or omission of Lender under Section 3(d), and Borrower hereby releases and discharges Lender from any such liability to the fullest extent permitted by law.

(f)
If the Rents are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes shall become an additional part of the Indebtedness as provided in Section 12.

(g)
Any entering upon and taking of control of the Mortgaged Property by Lender or the receiver, as the case may be, and any application of Rents as provided in this Instrument shall not cure or waive any Event of Default or invalidate any other right or remedy of Lender under applicable law or provided for in this Instrument.

4.           ASSIGNMENT OF LEASES; LEASES AFFECTING THE MORTGAGED PROPERTY.

(a)
As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all of Borrower's right, title and interest in, to and under the Leases, including Borrower's right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.   It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all of Borrower's right, title and interest in, to and under the Leases.  Borrower and Lender intend this assignment of the Leases to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only.  For purposes of giving effect to this absolute assignment of the Leases, and for no other purpose, the Leases shall not be deemed to be a part of the Mortgaged Property.  However, if this present, absolute and unconditional assignment of the Leases is not enforceable by its terms under the laws of the Property Jurisdiction, then the Leases shall be included as a part of the Mortgaged Property and it is the intention of the Borrower that in this circumstance this Instrument create and perfect a lien on the Leases in favor of Lender, which lien shall be effective as of the date of this Instrument.

(b)
Until Lender gives Notice to Borrower of Lender's exercise of its rights under this Section 4, Borrower shall have all rights, power and authority granted to Borrower under any Lease (except as otherwise limited by this Section or any other provision of this Instrument), including the right, power and authority to modify the terms of any Lease or extend or terminate any Lease.  Upon the occurrence of an Event of Default and during the continuance of such Event of Default, the permission given to Borrower pursuant to the preceding sentence to exercise all rights, power and authority under Leases shall automatically terminate.  Borrower shall comply with and observe Borrower's obligations under all Leases, including Borrower's obligations pertaining to the maintenance and disposition of tenant security deposits.

(c)
Borrower acknowledges and agrees that the exercise by Lender, either directly or by a receiver, of any of the rights conferred under this Section 4 shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and the Improvements.  The acceptance by Lender of the assignment of the Leases pursuant to Section 4(a) shall not at any time or in any event obligate Lender to take any action under this Instrument or to expend any money or to incur any expenses.  Except to the extent of Lender's gross negligence or willful misconduct, Lender shall not be liable in any way for any injury or damage to person or property sustained by any person or persons, firm or corporation in or about the Mortgaged Property.  Prior to Lender's actual entry into and taking possession of the Mortgaged Property, Lender shall not (i) be obligated to perform any of the terms, covenants and conditions contained in any Lease (or otherwise have any obligation with respect to any Lease); (ii) be obligated to appear in or defend any action or proceeding relating to the Lease or the Mortgaged Property; or (iii) be responsible for the operation, control, care, management or repair of the Mortgaged Property or any portion of the Mortgaged Property.  The execution of this Instrument by Borrower shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Mortgaged Property is and shall be that of Borrower, prior to such actual entry and taking of possession.

(d)
Upon delivery of Notice by Lender to Borrower of Lender's exercise of Lender's rights under this Section 4 at any time after the occurrence of an Event of Default and during the continuance of such Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, by a receiver, or by any other manner or proceeding permitted by the laws of the Property Jurisdiction, Lender immediately shall have all rights, powers and authority granted to Borrower under any Lease, including the right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.

(e)
Borrower shall, promptly upon Lender's request, deliver to Lender an executed copy of each residential Lease then in effect.  All Leases for residential dwelling units shall be on forms approved by Lender, shall be for initial terms of at least six months and not more than two years, and shall not include options to purchase.

(f)
Borrower shall not (i) enter into any Lease for any portion of the Mortgaged Property for non-residential use ("Non-Residential Lease") which is not in existence as of the date of this Instrument ("New Non-Residential Lease") or (ii) modify the terms of or extend any Non-Residential Lease (including any Non-Residential Lease in existence on the date of this Instrument) ("Modified Non-Residential Lease") except as set forth below without the prior written consent of Lender; provided, however, Lender’s consent shall not be required for Borrower to enter into a New Non-Residential Lease or a Modified Non-Residential Lease, provided that such New Non-Residential Lease or Modified Non-Residential Lease satisfies the following requirements:

(i)	the tenant under the New Non-Residential Lease is not an Affiliate of the Borrower or any guarantor;

(ii)
the terms of the New Non-Residential Lease or Modified Non-Residential Lease are at least as favorable to Borrower as those customary in the applicable market on the date Borrower enters into such Lease;

(iii)
the rents paid to the Borrower pursuant to the New Non-Residential Lease or Modified Non-Residential Lease are not less than 90% of the rents paid to Borrower pursuant to the Non-Residential Lease for that portion of the Mortgaged Property which was in effect prior to the New Non-Residential Lease or Modified Non-Residential Lease;

(iv)	the term of the New Non-Residential Lease or Modified Non-Residential Lease, including any option to extend, is 10 years or less;
(v)
the New Non-Residential Lease or Modified Non-Residential Lease must provide that the space may not be used or operated, in whole or in part, for any of the following:  (1) the operation of a so-called “head shop” or other business devoted to the sale of articles or merchandise normally used or associated with illegal or unlawful activities such as, but not limited to, the sale of paraphernalia used in connection with marijuana or controlled drugs or substances, (2) a gun shop, shooting gallery or firearms range, (3) a so-called massage parlor or any business which sells, rents or permits the viewing of so-called “adult” or pornographic materials such as, but not limited to, adult magazines, books, movies, photographs, sexual aids, sexual articles and sex paraphernalia, (4) any use involving the sale or distribution of any flammable liquids, gases or other Hazardous Materials as defined under this Instrument, (5) an off-track betting parlor or arcade, (6) a liquor store or other business whose primary business is the sale of alcoholic beverages for off-site consumption, (7) a burlesque or strip club, or (8) any other illegal activity; and

(vi)
the aggregate of the income derived from the space leased pursuant to the New Non-Residential Lease accounts for less than 20% of the gross income of the Mortgaged Property on the date which Borrower enters into the New Non-Residential Lease.

(g)	Borrower shall, without request by Lender, deliver a fully executed copy of each Non-Residential Lease to Lender promptly after such Lease is signed.

(h)	All Non-Residential Leases regardless of whether Lender's consent or approval is required, including renewals or extensions of existing Leases, shall specifically provide that:

(i)	such Leases are subordinate to the lien of this Instrument;

(ii)
the tenant shall attorn to Lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the Mortgaged Property by any purchaser at a foreclosure sale or by Lender in any manner;

(iii)	the tenant agrees to execute such further evidences of attornment as Lender or any purchaser at a foreclosure sale may from time to time request;

(iv)
such Lease shall not be terminated by foreclosure or any other Transfer of the Mortgaged Property unless, subject to any Subordination, Non-Disturbance and Attornment Agreement, Lender affirmatively elects to terminate such Lease; and

(v)	the tenant shall, upon receipt of a written request from Lender after the occurrence of an Event of Default, pay all Rents payable under such Lease to Lender.

(i)	Borrower shall not receive or accept Rent under any Lease (whether residential or Non-Residential) for more than two months in advance.

(j)
If Borrower is a cooperative housing corporation or association, notwithstanding anything to the contrary contained in this subsection or in Section 21, so long as Borrower remains a cooperative housing corporation or association and is not in breach of any covenant of this Instrument, Lender hereby consents to:

(i)
the execution of leases of apartments for a term in excess of two years from Borrower to a tenant shareholder of Borrower, so long as such leases, including proprietary leases, are and will remain subordinate to the lien of this Instrument; and

(ii)
the surrender or termination of such leases of apartments where the surrendered or terminated lease is immediately replaced or where the Borrower makes its best efforts to secure such immediate replacement by a newly executed lease of the same apartment to a tenant shareholder of the Borrower.  However, no consent is hereby given by Lender to any execution, surrender, termination or assignment of a lease under terms that would waive or reduce the obligation of the resulting tenant shareholder under such lease to pay cooperative assessments in full when due or the obligation of the former tenant shareholder to pay any unpaid portion of such assessments.

5.
PAYMENT OF INDEBTEDNESS; PERFORMANCE UNDER LOAN DOCUMENTS; PREPAYMENT PREMIUM.  Borrower shall pay the Indebtedness when due in accordance with the terms of the Note and the other Loan Documents and shall perform, observe and comply with all other provisions of the Note and the other Loan Documents.  Borrower shall pay a prepayment premium in connection with certain prepayments of the Indebtedness, including a payment made after Lender’s exercise of any right of acceleration of the Indebtedness, as provided in the Note.

6.
EXCULPATION.  Borrower’s personal liability for payment of the Indebtedness and for performance of the other obligations to be performed by it under this Instrument is limited in the manner, and to the extent, provided in the Note.

7.	DEPOSITS FOR TAXES, INSURANCE AND OTHER CHARGES.

(a)
Unless this requirement is waived in writing by Lender, which waiver may be contained in this Section 7(a), Borrower shall deposit with Lender on the day monthly installments of principal or interest, or both, are due under the Note (or on another day designated in writing by Lender), until the Indebtedness is paid in full, an additional amount sufficient to accumulate with Lender the entire sum required to pay, when due, the items marked “Collect” below.  Lender will not require the Borrower to make Imposition Deposits with respect to the items marked “Deferred” below.

[Deferred]	Hazard Insurance premiums or other insurance premiums required by Lender under Section 19
[Collect]	Taxes
[Deferred]	water and sewer charges (that could become a lien on the Mortgaged Property)
[N/A]	ground rents
[Deferred]	assessments or other charges (that could become a lien on the Mortgaged Property)

The amounts deposited under the preceding sentence are collectively referred to in this Instrument as the “Imposition Deposits.”  The obligations of Borrower for which the Imposition Deposits are required are collectively referred to in this Instrument as “Impositions.”  The amount of the Imposition Deposits shall be sufficient to enable Lender to pay each Imposition before the last date upon which such payment may be made without any penalty or interest charge being added.  Lender shall maintain records indicating how much of the monthly Imposition Deposits and how much of the aggregate Imposition Deposits held by Lender are held for the purpose of paying Taxes, insurance premiums and each other Imposition.

(b)
Imposition Deposits shall be held in an institution (which may be Lender, if Lender is such an institution) whose deposits or accounts are insured or guaranteed by a federal agency.  Lender shall not be obligated to open additional accounts or deposit Imposition Deposits in additional institutions when the amount of the Imposition Deposits exceeds the maximum amount of the federal deposit insurance or guaranty.  Lender shall apply the Imposition Deposits to pay Impositions so long as no Event of Default has occurred and is continuing.  Unless applicable law requires, Lender shall not be required to pay Borrower any interest, earnings or profits on the Imposition Deposits.  As additional security for all of Borrower’s obligations under this Instrument and the other Loan Documents, Borrower hereby pledges and grants to Lender a security interest in the Imposition Deposits and all proceeds of, and all interest and dividends on, the Imposition Deposits.  Any amounts deposited with Lender under this Section 7 shall not be trust funds, nor shall they operate to reduce the Indebtedness, unless applied by Lender for that purpose under Section 7(e).

(c)
If Lender receives a bill or invoice for an Imposition, Lender shall pay the Imposition from the Imposition Deposits held by Lender.  Lender shall have no obligation to pay any Imposition to the extent it exceeds Imposition Deposits then held by Lender.  Lender may pay an Imposition according to any bill, statement or estimate from the appropriate public office or insurance company without inquiring into the accuracy of the bill, statement or estimate or into the validity of the Imposition.

(d)
If at any time the amount of the Imposition Deposits held by Lender for payment of a specific Imposition exceeds the amount reasonably deemed necessary by Lender, the excess shall be credited against future installments of Imposition Deposits.  If at any time the amount of the Imposition Deposits held by Lender for payment of a specific Imposition is less than the amount reasonably estimated by Lender to be necessary, Borrower shall pay to Lender the amount of the deficiency within 15 days after Notice from Lender.

(e)
If an Event of Default has occurred and is continuing, Lender may apply any Imposition Deposits, in any amounts and in any order as Lender determines, in Lender’s discretion, to pay any Impositions or as a credit against the Indebtedness. Upon payment in full of the Indebtedness, Lender shall refund to Borrower any Imposition Deposits held by Lender.

(f)
If Lender does not collect an Imposition Deposit with respect to an Imposition either marked “Deferred” in Section 7(a) or pursuant to a separate written waiver by Lender, then on or before the date each such Imposition is due, or on the date this Instrument requires each such Imposition to be paid, Borrower must provide Lender with proof of payment of each such Imposition for which Lender does not require collection of Imposition Deposits.  Lender may revoke its deferral or waiver and require Borrower to deposit with Lender any or all of the Imposition Deposits listed in Section 7(a), regardless of whether any such item is marked “Deferred” in such section, upon Notice to Borrower, (i) if Borrower does not timely pay any of the Impositions, (ii) if Borrower fails to provide timely proof to Lender of such payment, or (iii) at any time during the existence of an Event of Default.

(g)
In the event of a Transfer prohibited by or requiring Lender’s approval under Section 21, Lender’s waiver of the collection of any Imposition Deposit in this Section 7 may be modified or rendered void by Lender at Lender’s option by Notice to Borrower and the transferee(s) as a condition of Lender’s approval of such Transfer.

8.
COLLATERAL AGREEMENTS.  Borrower shall deposit with Lender such amounts as may be required by any Collateral Agreement and shall perform all other obligations of Borrower under each Collateral Agreement.

9.
APPLICATION OF PAYMENTS.  If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, then Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion.  Neither Lender’s acceptance of an amount that is less than all amounts then due and payable nor Lender’s application of such payment in the manner authorized shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.  Notwithstanding the application of any such amount to the Indebtedness, Borrower’s obligations under this Instrument and the Note shall remain unchanged.

10.           COMPLIANCE WITH LAWS AND ORGANIZATIONAL DOCUMENTS.

(a)
Borrower shall comply with all laws, ordinances, regulations and requirements of any Governmental Authority and all recorded lawful covenants and agreements relating to or affecting the Mortgaged Property, including all laws, ordinances, regulations, requirements and covenants pertaining to health and safety, construction of improvements on the Mortgaged Property, fair housing, disability accommodation, zoning and land use, and Leases.  Borrower also shall comply with all applicable laws that pertain to the maintenance and disposition of tenant security deposits.

(b)	Borrower shall at all times maintain records sufficient to demonstrate compliance with the provisions of this Section 10.

(c)
Borrower shall take appropriate measures to prevent, and shall not engage in or knowingly permit, any illegal activities at the Mortgaged Property that could endanger tenants or visitors, result in damage to the Mortgaged Property, result in forfeiture of the Mortgaged Property, or otherwise materially impair the lien created by this Instrument or Lender’s interest in the Mortgaged Property.  Borrower represents and warrants to Lender that no portion of the Mortgaged Property has been or will be purchased with the proceeds of any illegal activity.

(d)
Borrower shall at all times comply with all laws, regulations and requirements of any Governmental Authority relating to Borrower’s formation, continued existence and good standing in the Property Jurisdiction.  Borrower shall at all times comply with its organizational documents, including but not limited to its partnership agreement (if Borrower is a partnership), its by-laws (if Borrower is a corporation or housing cooperative corporation or association) or its operating agreement (if Borrower is an limited liability company, joint venture or tenancy-in-common).  If Borrower is a housing cooperative corporation or association, Borrower shall at all times maintain its status as a “cooperative housing corporation” as such term is defined in Section 216(b) of the Internal revenue Code of 1986, as amended, or any successor statute thereto.

11.
USE OF PROPERTY.  Unless required by applicable law, Borrower shall not (a) allow changes in the use for which all or any part of the Mortgaged Property is being used at the time this Instrument was executed, except for any change in use approved by Lender, (b) convert any individual dwelling units or common areas to commercial use, (c) initiate a change in the zoning classification of the Mortgaged Property or acquiesce without Notice to and consent of Lender in a change in the zoning classification of the Mortgaged Property, (d) establish any condominium or cooperative regime with respect to the Mortgaged Property, (e) combine all or any part of the Mortgaged Property with all or any part of a tax parcel which is not part of the Mortgaged Property, or (f) subdivide or otherwise split any tax parcel constituting all or any part of the Mortgaged Property without the prior consent of Lender.  Notwithstanding anything contained in this Section to the contrary, if Borrower is a housing cooperative corporation or association, Lender acknowledges and consents to Borrower’s use of the Mortgaged Property as a housing cooperative.

12.	PROTECTION OF LENDER’S SECURITY; INSTRUMENT	SECURES FUTURE ADVANCES.

(a)
If Borrower fails to perform any of its obligations under this Instrument or any other Loan Document, or if any action or proceeding is commenced which purports to affect the Mortgaged Property, Lender’s security or Lender’s rights under this Instrument, including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Hazardous Materials Laws, fraudulent conveyance or reorganizations or proceedings involving a bankrupt or decedent, then Lender at Lender’s option may make such appearances, file such documents, disburse such sums and take such actions as Lender reasonably deems necessary to perform such obligations of Borrower and to protect Lender’s interest, including (i) payment of Attorneys’ Fees and Costs, (ii) payment of fees and out-of-pocket expenses of accountants, inspectors and consultants, (iii) entry upon the Mortgaged Property to make repairs or secure the Mortgaged Property, (iv) procurement of the insurance required by Section 19, (v) payment of amounts which Borrower has failed to pay under Sections 15 and 17, and (vi) advances made by Lender to pay, satisfy or discharge any obligation of Borrower for the payment of money that is secured by a pre-existing mortgage, deed of trust or other lien encumbering the Mortgaged Property (a “Prior Lien”).

(b)
Any amounts disbursed by Lender under this Section 12, or under any other provision of this Instrument that treats such disbursement as being made under this Section 12, shall be secured by this Instrument, shall be added to, and become part of, the principal component of the Indebtedness, shall be immediately due and payable and shall bear interest from the date of disbursement until paid at the “Default Rate,” as defined in the Note.

(c)	Nothing in this Section 12 shall require Lender to incur any expense or take any action.

13.           INSPECTION.

(a)
Lender, its agents, representatives, and designees may make or cause to be made entries upon and inspections of the Mortgaged Property (including environmental inspections and tests) during normal business hours, or at any other reasonable time, upon reasonable notice to Borrower if the inspection is to include occupied residential units (which notice need not be in writing).  Notice to Borrower shall not be required in the case of an emergency, as determined in Lender’s discretion, or when an Event of Default has occurred and is continuing.

(b)
  If Lender determines that Mold has developed as a result of a water intrusion event or leak, Lender, at Lender’s discretion, may require that a professional inspector inspect the Mortgaged Property as frequently as Lender determines is necessary until any issue with Mold and its cause(s) are resolved to Lender’s satisfaction.  Such inspection shall be limited to a visual and olfactory inspection of the area that has experienced the Mold, water intrusion event or leak.  Borrower shall be responsible for the cost of such professional inspection and any remediation deemed to be necessary as a result of the professional inspection.  After any issue with Mold, water intrusion or leaks is remedied to Lender’s satisfaction, Lender shall not require a professional inspection any more frequently than once every three years unless Lender is otherwise aware of Mold as a result of a subsequent water intrusion event or leak.

(c)
If Lender or Loan Servicer determines not to conduct an annual inspection of the Mortgaged Property, and in lieu thereof Lender requests a certification, Borrower shall be prepared to provide and must actually provide to Lender a factually correct certification each year that the annual inspection is waived to the following effect:

Borrower has not received any written complaint, notice, letter or other written communication from tenants, management agent or governmental authorities regarding mold, fungus, microbial contamination or pathogenic organisms (“Mold”) or any activity, condition, event or omission that causes or facilitates the growth of Mold on or in any part of the Mortgaged Property or if Borrower has received any such written complaint, notice, letter or other written communication that Borrower has investigated and determined that no Mold activity, condition or event exists or alternatively has fully and properly remediated such activity, condition, event or omission in compliance with the Moisture Management Plan for the Mortgaged Property.

If Borrower is unwilling or unable to provide such certification, Lender may require a professional inspection of the Mortgaged Property at Borrower’s expense.

14.           BOOKS AND RECORDS; FINANCIAL REPORTING.

(a)
Borrower shall keep and maintain at all times at the Mortgaged Property or the management agent’s office, and upon Lender’s request shall make available at the Mortgaged Property (or, at Borrower’s option, at the management agent’s office), complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the operation of the Mortgaged Property, and copies of all written contracts, Leases, and other instruments which affect the Mortgaged Property.  The books, records, contracts, Leases and other instruments shall be subject to examination and inspection by Lender at any reasonable time.

(b)
Within 120 days after the end of each fiscal year of Borrower, Borrower shall furnish to Lender a statement of income and expenses for Borrower’s operation of the Mortgaged Property for that fiscal year, a statement of changes in financial position of Borrower relating to the Mortgaged Property for that fiscal year and, when requested by Lender, a balance sheet showing all assets and liabilities of Borrower relating to the Mortgaged Property as of the end of that fiscal year.  If Borrower’s fiscal year is other than the calendar year, Borrower must also submit to Lender a year-end statement of income and expenses within 120 days after the end of the calendar year.

(c)
Within 120 days after the end of each calendar year, and at any other time, upon Lender’s request, Borrower shall furnish to Lender each of the following.  However, Lender shall not require any of the following more frequently than quarterly except when there has been an Event of Default and such Event of Default is continuing, in which case Lender may, upon written request to Borrower, require Borrower to furnish any of the following more frequently:

(i)           a rent schedule for the Mortgaged Property showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable for the current month, the date through which rent has been paid, and any related information requested by Lender;

(ii)
an accounting of all security deposits held pursuant to all Leases, including the name of the institution (if any) and the names and identification numbers of the accounts (if any) in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts; and

(iii)
a statement that identifies all owners of any interest in Borrower and any Controlling Entity and the interest held by each (unless Borrower or any Controlling Entity is a publicly-traded entity in which case such statement of ownership shall not be required), if Borrower or a Controlling Entity is a corporation, all officers and directors of Borrower and the Controlling Entity, and if Borrower or a Controlling Entity is a limited liability company, all managers who are not members.

(d)
At any time upon Lender’s request, Borrower shall furnish to Lender each of the following.  However, Lender shall not require any of the following more frequently than quarterly except when there has been an Event of Default and such Event of Default is continuing, in which case Lender may require Borrower to furnish any of the following more frequently:

(i)	a balance sheet, a statement of income and expenses for Borrower and a statement of changes in financial position of Borrower for Borrower’s most recent fiscal year;

(ii)	a quarterly or year-to-date income and expense statement for the Mortgaged Property; and

(iii)
a monthly property management report for the Mortgaged Property, showing the number of inquiries made and rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender.

(e)
Upon Lender’s request at any time when an Event of Default has occurred and is continuing, Borrower shall furnish to Lender monthly income and expense statements and rent schedules for the Mortgaged Property.

(f)	An individual having authority to bind Borrower shall certify each of the statements, schedules and reports required by Sections 14(b) through 14(e) to be complete and accurate.  Each of the statements, schedules and reports required by Sections 14(b) through 14(e) shall be in such form and contain such detail as Lender may reasonably require.  Lender also may require that any of the statements, schedules or reports listed in Section 14(b) and 14(c)(i) and (ii) be audited at Borrower’s expense by independent certified public accountants acceptable to Lender, at any time when an Event of Default has occurred and is continuing or at any time that Lender, in its reasonable judgment, determines that audited financial statements are required for an accurate assessment of the financial condition of Borrower or of the Mortgaged Property.

(g)
If Borrower fails to provide in a timely manner the statements, schedules and reports required by Sections 14(b) through (e), Lender shall give Borrower Notice specifying the statements, schedules and reports required by Section 14(b) through (e) that Borrower has failed to provide.  If Borrower has not provided the required statements, schedules and reports within 10 Business Days following such Notice, then Lender shall have the right to have Borrower’s books and records audited, at Borrower’s expense, by independent certified public accountants selected by Lender in order to obtain such statements, schedules and reports, and all related costs and expenses of Lender shall become immediately due and payable and shall become an additional part of the Indebtedness as provided in Section 12.  Notice to Borrower shall not be required in the case of an emergency, as determined in Lender’s discretion, or when an Event of Default has occurred and is continuing.

(h)	If an Event of Default has occurred and is continuing, Borrower shall deliver to Lender upon written demand all books and records relating to the Mortgaged Property or its operation.

(i)	Borrower authorizes Lender to obtain a credit report on Borrower at any time.

15.           TAXES; OPERATING EXPENSES.

(a)	Subject to the provisions of Section 15(c) and Section 15(d), Borrower shall pay, or cause to be paid, all Taxes when due and before the addition of any interest, fine, penalty or cost for nonpayment.

(b)
Subject to the provisions of Section 15(c), Borrower shall (i) pay the expenses of operating, managing, maintaining and repairing the Mortgaged Property (including utilities, repairs and replacements) before the last date upon which each such payment may be made without any penalty or interest charge being added, and (ii) pay insurance premiums at least 30 days prior to the expiration date of each policy of insurance, unless applicable law specifies some lesser period.

(c)
If Lender is collecting Imposition Deposits, to the extent that Lender holds sufficient Imposition Deposits for the purpose of paying a specific Imposition, then Borrower shall not be obligated to pay such Imposition, so long as no Event of Default exists and Borrower has timely delivered to Lender any bills or premium notices that it has received.  If an Event of Default exists, Lender may exercise any rights Lender may have with respect to Imposition Deposits without regard to whether Impositions are then due and payable.  Lender shall have no liability to Borrower for failing to pay any Impositions to the extent that (i) any Event of Default has occurred and is continuing, (ii) insufficient Imposition Deposits are held by Lender at the time an Imposition becomes due and payable or (iii) Borrower has failed to provide Lender with bills and premium notices as provided above.

(d)
Borrower, at its own expense, may contest by appropriate legal proceedings, conducted diligently and in good faith, the amount or validity of any Imposition other than insurance premiums, if (i) Borrower notifies Lender of the commencement or expected commencement of such proceedings, (ii) the Mortgaged Property is not in danger of being sold or forfeited, (iii) if Borrower has not already paid the Imposition, Borrower deposits with Lender reserves sufficient to pay the contested Imposition, if requested by Lender, and (iv) Borrower furnishes whatever additional security is required in the proceedings or is reasonably requested by Lender.

(e)
Borrower shall promptly deliver to Lender a copy of all notices of, and invoices for, Impositions, and if Borrower pays any Imposition directly, Borrower shall furnish to Lender, on or before the date this Instrument requires such Impositions to be paid, receipts evidencing that such payments were made.

16.
LIENS; ENCUMBRANCES.  Borrower acknowledges that, to the extent provided in Section 21, the grant, creation or existence of any mortgage, deed of trust, deed to secure debt, security interest or other lien or encumbrance (a “Lien”) on the Mortgaged Property (other than the lien of this Instrument) or on certain ownership interests in Borrower, whether voluntary, involuntary or by operation of law, and whether or not such Lien has priority over the lien of this Instrument, is a “Transfer” which constitutes an Event of Default and subjects Borrower to personal liability under the Note.

17.           PRESERVATION, MANAGEMENT AND MAINTENANCE OF MORTGAGED PROPERTY.

(a)	Borrower shall not commit waste or permit impairment or deterioration of the Mortgaged Property.

(b)	Borrower shall not abandon the Mortgaged Property.

(c)
Borrower shall restore or repair promptly, in a good and workmanlike manner, any damaged part of the Mortgaged Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, whether or not insurance proceeds or condemnation awards are available to cover any costs of such restoration or repair; however, Borrower shall not be obligated to perform such restoration or repair if (i) no Event of Default has occurred and is continuing, and (ii) Lender has elected to apply any available insurance proceeds and/or condemnation awards to the payment of Indebtedness pursuant to Section 19(h)(ii), (iii), (iv) or (v), or pursuant to Section 20.

(d)	Borrower shall keep the Mortgaged Property in good repair, including the replacement of Personalty and Fixtures with items of equal or better function and quality.

(e)
Borrower shall provide for professional management of the Mortgaged Property by a residential rental property manager satisfactory to Lender at all times under a contract approved by Lender in writing, which contract must be terminable upon not more than 30 days notice without the necessity of establishing cause and without payment of a penalty or termination fee by Borrower or its successors.

(f)
Borrower shall give Notice to Lender of and, unless otherwise directed in writing by Lender, shall appear in and defend any action or proceeding purporting to affect the Mortgaged Property, Lender’s security or Lender’s rights under this Instrument.  Borrower shall not (and shall not permit any tenant or other person to) remove, demolish or alter the Mortgaged Property or any part of the Mortgaged Property, including any removal, demolition or alteration occurring in connection with a rehabilitation of all or part of the Mortgaged Property, except (i) in connection with the replacement of tangible Personalty, (ii) if Borrower is a cooperative housing corporation or association, to the extent permitted with respect to individual dwelling units under the form of proprietary lease or occupancy agreement and (iii) repairs and replacements in connection with making an individual unit ready for a new occupant.

(g)
Unless otherwise waived by Lender in writing, Borrower must have or must establish and must adhere to the MMP.  If the Borrower is required to have an MMP, the Borrower must keep all MMP documentation at the Mortgaged Property or at the management agent’s office and available for the Lender or the Loan Servicer to review during any annual assessment or other inspection of the Mortgaged Property that is required by Lender.

(h)           If Borrower is a housing cooperative corporation or association, until the Indebtedness is paid in full Borrower shall not reduce the maintenance fees, charges or assessments payable by shareholders or residents under proprietary leases or occupancy agreements below a level which is sufficient to pay all expenses of the Borrower, including, without limitation, all operating and other expenses for the Mortgaged Property and all payments due pursuant to the terms of the Note and any Loan Documents.

18.           ENVIRONMENTAL HAZARDS.

(a)	Except for matters described in Section 18(b), Borrower shall not cause or permit any of the following:

(i)
the presence, use, generation, release, treatment, processing, storage (including storage in above ground and underground storage tanks), handling, or disposal of any Hazardous Materials on or under the Mortgaged Property or any other property of Borrower that is adjacent to the Mortgaged Property;

(ii)	the transportation of any Hazardous Materials to, from, or across the Mortgaged Property;

(iii)
any occurrence or condition on the Mortgaged Property or any other property of Borrower that is adjacent to the Mortgaged Property, which occurrence or condition is or may be in violation of Hazardous Materials Laws;

(iv)	any violation of or noncompliance with the terms of any Environmental Permit with respect to the Mortgaged Property or any property of Borrower that is adjacent to the Mortgaged Property; or

(v)	any violation or noncompliance with the terms of any O&M Program as defined in subsection (d).

The matters described in clauses (i) through (v) above, except as otherwise provided in Section 18(b), are referred to collectively in this Section 18 as “Prohibited Activities or Conditions.”

(b)
Prohibited Activities or Conditions shall not include lawful conditions permitted by an O&M Program or the safe and lawful use and storage of quantities of (i) pre-packaged supplies, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable multifamily properties, (ii) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by tenants and occupants of residential dwelling units in the Mortgaged Property; and (iii) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Mortgaged Property’s parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Hazardous Materials Laws.

(c)
Borrower shall take all commercially reasonable actions (including the inclusion of appropriate provisions in any Leases executed after the date of this Instrument) to prevent its employees, agents, and contractors, and all tenants and other occupants from causing or permitting any Prohibited Activities or Conditions.  Borrower shall not lease or allow the sublease or use of all or any portion of the Mortgaged Property to any tenant or subtenant for nonresidential use by any user that, in the ordinary course of its business, would cause or permit any Prohibited Activity or Condition.

(d)
As required by Lender, Borrower shall also have established a written operations and maintenance program with respect to certain Hazardous Materials.  Each such operations and maintenance program and any additional or revised operations and maintenance programs established for the Mortgaged Property pursuant to this Section 18 must be approved by Lender and shall be referred to herein as an “O&M Program.”  Borrower shall comply in a timely manner with, and cause all employees, agents, and contractors of Borrower and any other persons present on the Mortgaged Property to comply with each O&M Program.  Borrower shall pay all costs of performance of Borrower’s obligations under any O&M Program, and Lender’s out-of-pocket costs incurred in connection with the monitoring and review of each O&M Program and Borrower’s performance shall be paid by Borrower upon demand by Lender.  Any such out-of-pocket costs of Lender that Borrower fails to pay promptly shall become an additional part of the Indebtedness as provided in Section 12.

(e)
Borrower represents and warrants to Lender that, except as previously disclosed by Borrower to Lender in writing (which written disclosure may be in certain environmental assessments and other written reports accepted by Lender in connection with the funding of the Indebtedness and dated prior to the date of this Instrument):

(i)	Borrower has not at any time engaged in, caused or permitted any Prohibited Activities or Conditions on the Mortgaged Property;

(ii)	to the best of Borrower’s knowledge after reasonable and diligent inquiry, no Prohibited Activities or Conditions exist or have existed on the Mortgaged Property;

(iii)	the Mortgaged Property does not now contain any underground storage tanks, and, to the best of Borrower’s knowledge after reasonable and diligent inquiry, the Mortgaged Property has not contained any underground storage tanks in the past.  If there is an underground storage tank located on the Mortgaged Property that has been previously disclosed by Borrower to Lender in writing, that tank complies with all requirements of Hazardous Materials Laws;

(iv)
to the best of Borrower’s knowledge after reasonable and diligent inquiry, Borrower has complied with all Hazardous Materials Laws, including all requirements for notification regarding releases of Hazardous Materials.  Without limiting the generality of the foregoing, Borrower has obtained all Environmental Permits required for the operation of the Mortgaged Property in accordance with Hazardous Materials Laws now in effect and all such Environmental Permits are in full force and effect;

(v)
to the best of Borrower’s knowledge after reasonable and diligent inquiry, no event has occurred with respect to the Mortgaged Property that constitutes, or with the passing of time or the giving of notice would constitute, noncompliance with the terms of any Environmental Permit;

(vi)
there are no actions, suits, claims or proceedings pending or, to the best of Borrower’s knowledge after reasonable and diligent inquiry, threatened that involve the Mortgaged Property and allege, arise out of, or relate to any Prohibited Activity or Condition; and

(vii)
Borrower has not received any written complaint, order, notice of violation or other communication from any Governmental Authority with regard to air emissions, water discharges, noise emissions or Hazardous Materials, or any other environmental, health or safety matters affecting the Mortgaged Property or any other property of Borrower that is adjacent to the Mortgaged Property.

(f)	Borrower shall promptly notify Lender in writing upon the occurrence of any of the following events:

(i)	Borrower’s discovery of any Prohibited Activity or Condition;

(ii)
Borrower’s receipt of or knowledge of any written complaint, order, notice of violation or other communication from any tenant, management agent, Governmental Authority or other person with regard to present or future alleged Prohibited Activities or Conditions, or any other environmental, health or safety matters affecting the Mortgaged Property or any other property of Borrower that is adjacent to the Mortgaged Property; or

(iii)	Borrower’s breach of any of its obligations under this Section 18.

Any such notice given by Borrower shall not relieve Borrower of, or result in a waiver of, any obligation under this Instrument, the Note, or any other Loan Document.

(g)
Borrower shall pay promptly the costs of any environmental inspections, tests or audits, a purpose of which is to identify the extent or cause of or potential for a Prohibited Activity or Condition (“Environmental Inspections”), required by Lender in connection with any foreclosure or deed in lieu of foreclosure, or as a condition of Lender’s consent to any Transfer under Section 21, or required by Lender following a reasonable determination by Lender that Prohibited Activities or Conditions may exist.  Any such costs incurred by Lender (including Attorneys’ Fees and Costs and the costs of technical consultants whether incurred in connection with any judicial or administrative process or otherwise) that Borrower fails to pay promptly shall become an additional part of the Indebtedness as provided in Section 12.  As long as (i) no Event of Default has occurred and is continuing, (ii) Borrower has actually paid for or reimbursed Lender for all costs of any such Environmental Inspections performed or required by Lender, and (iii) Lender is not prohibited by law, contract or otherwise from doing so, Lender shall make available to Borrower, without representation of any kind, copies of Environmental Inspections prepared by third parties and delivered to Lender.  Lender hereby reserves the right, and Borrower hereby expressly authorizes Lender, to make available to any party, including any prospective bidder at a foreclosure sale of the Mortgaged Property, the results of any Environmental Inspections made by or for Lender with respect to the Mortgaged Property.  Borrower consents to Lender notifying any party (either as part of a notice of sale or otherwise) of the results of any Environmental Inspections made by or for Lender.  Borrower acknowledges that Lender cannot control or otherwise assure the truthfulness or accuracy of the results of any Environmental Inspections and that the release of such results to prospective bidders at a foreclosure sale of the Mortgaged Property may have a material and adverse effect upon the amount that a party may bid at such sale.  Borrower agrees that Lender shall have no liability whatsoever as a result of delivering the results to any third party of any Environmental Inspections made by or for Lender, and Borrower hereby releases and forever discharges Lender from any and all claims, damages, or causes of action, arising out of, connected with or incidental to the results of, the delivery of any of Environmental Inspections made by or for Lender.

(h)
If any investigation, site monitoring, containment, clean-up, restoration or other remedial work (“Remedial Work”) is necessary to comply with any Hazardous Materials Law or order of any Governmental Authority that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property, or is otherwise required by Lender as a consequence of any Prohibited Activity or Condition or to prevent the occurrence of a Prohibited Activity or Condition, Borrower shall, by the earlier of (i) the applicable deadline required by Hazardous Materials Law or (ii) 30 days after Notice from Lender demanding such action, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and shall in any event complete the work by the time required by applicable Hazardous Materials Law.  If Borrower fails to begin on a timely basis or diligently prosecute any required Remedial Work, Lender may, at its option, cause the Remedial Work to be completed, in which case Borrower shall reimburse Lender on demand for the cost of doing so.  Any reimbursement due from Borrower to Lender shall become part of the Indebtedness as provided in Section 12.

(i)
Borrower shall comply with all Hazardous Materials Laws applicable to the Mortgaged Property.  Without limiting the generality of the previous sentence, Borrower shall (i) obtain and maintain all Environmental Permits required by Hazardous Materials Laws and comply with all conditions of such Environmental Permits; (ii) cooperate with any inquiry by any Governmental Authority; and (iii) comply with any governmental or judicial order that arises from any alleged Prohibited Activity or Condition.

(j)
Borrower shall indemnify, hold harmless and defend (i) Lender, (ii) any prior owner or holder of the Note, (iii) the Loan Servicer, (iv) any prior Loan Servicer, (v) the officers, directors, shareholders, partners, employees and trustees of any of the foregoing, and (vi) the heirs, legal representatives, successors and assigns of each of the foregoing (collectively, the “Indemnitees”) from and against all proceedings, claims, damages, penalties and costs (whether initiated or sought by Governmental Authorities or private parties), including Attorneys’ Fees and Costs and remediation costs, whether incurred in connection with any judicial or administrative process or otherwise, arising directly or indirectly from any of the following:

(i)	any breach of any representation or warranty of Borrower in this Section 18;

(ii)	any failure by Borrower to perform any of its obligations under this Section 18;

(iii)	the existence or alleged existence of any Prohibited Activity or Condition;

(iv)
the presence or alleged presence of Hazardous Materials on or under the Mortgaged Property or in any of the Improvements or on or under any property of Borrower that is adjacent to the Mortgaged Property; and

(v)	the actual or alleged violation of any Hazardous Materials Law.

(k)
Counsel selected by Borrower to defend Indemnitees shall be subject to the approval of those Indemnitees.  In any circumstances in which the indemnity under this Section 18 applies, Lender may employ its own legal counsel and consultants to prosecute, defend or negotiate any claim or legal or administrative proceeding and Lender, with the prior written consent of Borrower (which shall not be unreasonably withheld, delayed or conditioned) may settle or compromise any action or legal or administrative proceeding.  However, unless an Event of Default has occurred and is continuing, or the interests of Borrower and Lender are in conflict, as determined by Lender in its discretion, Lender shall permit Borrower to undertake the actions referenced in this Section 18 in accordance with this Section 18(k) and Section 18(l) so long as Lender approves such action, which approval shall not be unreasonably withheld or delayed.  Borrower shall reimburse Lender upon demand for all costs and expenses incurred by Lender, including all costs of settlements entered into in good faith, consultants’ fees and Attorneys’ Fees and Costs.

(l)
Borrower shall not, without the prior written consent of those Indemnitees who are named as parties to a claim or legal or administrative proceeding (a “Claim”), settle or compromise the Claim if the settlement (i) results in the entry of any judgment that does not include as an unconditional term the delivery by the claimant or plaintiff to Lender of a written release of those Indemnitees, satisfactory in form and substance to Lender; or (ii) may materially and adversely affect Lender, as determined by Lender in its discretion.

(m)
Borrower’s obligation to indemnify the Indemnitees shall not be limited or impaired by any of the following, or by any failure of Borrower or any guarantor to receive notice of or consideration for any of the following:

(i)	any amendment or modification of any Loan Document;

(ii)	any extensions of time for performance required by any Loan Document;

(iii)
any provision in any of the Loan Documents limiting Lender’s recourse to property securing the Indebtedness, or limiting the personal liability of Borrower or any other party for payment of all or any part of the Indebtedness;

(iv)	the accuracy or inaccuracy of any representations and warranties made by Borrower under this Instrument or any other Loan Document;

(v)	the release of Borrower or any other person, by Lender or by operation of law, from performance of any obligation under any Loan Document;

(vi)           the release or substitution in whole or in part of any security for the Indebtedness; and

(vii)	Lender’s failure to properly perfect any lien or security interest given as security for the Indebtedness.

(n)           Borrower shall, at its own cost and expense, do all of the following:

(i)
pay or satisfy any judgment or decree that may be entered against any Indemnitee or Indemnitees in any legal or administrative proceeding incident to any matters against which Indemnitees are entitled to be indemnified under this Section 18;

(ii)	reimburse Indemnitees for any expenses paid or incurred in connection with any matters against which Indemnitees are entitled to be indemnified under this Section 18; and

(iii)
reimburse Indemnitees for any and all expenses, including Attorneys’ Fees and Costs, paid or incurred in connection with the enforcement by Indemnitees of their rights under this Section 18, or in monitoring and participating in any legal or administrative proceeding.

(o)
The provisions of this Section 18 shall be in addition to any and all other obligations and liabilities that Borrower may have under applicable law or under other Loan Documents, and each Indemnitee shall be entitled to indemnification under this Section 18 without regard to whether Lender or that Indemnitee has exercised any rights against the Mortgaged Property or any other security, pursued any rights against any guarantor, or pursued any other rights available under the Loan Documents or applicable law. If Borrower consists of more than one person or entity, the obligation of those persons or entities to indemnify the Indemnitees under this Section 18 shall be joint and several. The obligation of Borrower to indemnify the Indemnitees under this Section 18 shall survive any repayment or discharge of the Indebtedness, any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the lien of this Instrument.  Notwithstanding the foregoing, if Lender has never been a mortgagee-in-possession of, or held title to, the Mortgaged Property, Borrower shall have no obligation to indemnify the Indemnitees under this Section 18 after the date of the release of record of the lien of this Instrument by payment in full at the Maturity Date or by voluntary prepayment in full.

19.           PROPERTY AND LIABILITY INSURANCE.

(a)	Borrower shall keep the Improvements insured at all times against such hazards as Lender may from time to time require, which insurance shall include but not be limited to coverage against loss by fire, windstorm and allied perils, general boiler and machinery coverage, and business interruption including loss of rental value insurance for the Mortgaged Property with extra expense insurance.  If Lender so requires, such insurance shall also include sinkhole insurance, mine subsidence insurance, earthquake insurance, and, if the Mortgaged Property does not conform to applicable zoning or land use laws, building ordinance or law coverage.  In the event any updated reports or other documentation are reasonably required by Lender in order to determine whether such additional insurance is necessary or prudent, Borrower shall pay for all such documentation at its sole cost and expense.  Borrower acknowledges and agrees that Lender’s insurance requirements may change from time to time throughout the term of the Indebtedness.  If any of the Improvements is located in an area identified by the Federal Emergency Management Agency (or any successor to that agency) as an area having special flood hazards, Borrower shall insure such Improvements against loss by flood.  All insurance required pursuant to this Section 19(a) shall be referred to as “Hazard Insurance.”  All policies of Hazard Insurance must include a non-contributing, non-reporting mortgagee clause in favor of, and in a form approved by, Lender.

(b)
All premiums on insurance policies required under this Section 19 shall be paid in the manner provided in Section 7, unless Lender has designated in writing another method of payment.  All such policies shall also be in a form approved by Lender.  Borrower shall deliver to Lender a legible copy of each insurance policy (or duplicate original) and Borrower shall promptly deliver to Lender a copy of all renewal and other notices received by Borrower with respect to the policies and all receipts for paid premiums.  At least 5 days prior to the expiration date of any insurance policy, Borrower shall deliver to Lender evidence acceptable to Lender that the policy has been renewed.  If Borrower has not delivered a legible copy of each renewal policy (or a duplicate original) prior to the expiration date of any insurance policy, Borrower shall deliver a legible copy of each renewal policy (or a duplicate original) in a form satisfactory to Lender within 120 days after the expiration date of the original policy.

(c)
Borrower shall maintain at all times commercial general liability insurance, workers’ compensation insurance and such other liability, errors and omissions and fidelity insurance coverages as Lender may from time to time require.  All policies for general liability insurance must contain a standard additional insured provision, in favor of, and in a form approved by, Lender.

(d)
All insurance policies and renewals of insurance policies required by this Section 19 shall be in such amounts and for such periods as Lender may from time to time require, and shall be issued by insurance companies satisfactory to Lender.

(e)
Borrower shall comply with all insurance requirements and shall not permit any condition to exist on the Mortgaged Property that would invalidate any part of any insurance coverage that this Instrument requires Borrower to maintain.

(f)
In the event of loss, Borrower shall give immediate written notice to the insurance carrier and to Lender.  Borrower hereby authorizes and appoints Lender as attorney-in-fact for Borrower to make proof of loss, to adjust and compromise any claims under policies of Hazard Insurance, to appear in and prosecute any action arising from such Hazard Insurance policies, to collect and receive the proceeds of Hazard Insurance, and to deduct from such proceeds Lender’s expenses incurred in the collection of such proceeds.  This power of attorney is coupled with an interest and therefore is irrevocable.  However, nothing contained in this Section 19 shall require Lender to incur any expense or take any action.  Lender may, at Lender’s option, (i) require a “repair or replacement” settlement, in which case  the proceeds will  be used to reimburse Borrower for the cost of restoring and repairing the Mortgaged Property to the equivalent of its original condition or to a condition approved by Lender (the “Restoration”), or (ii) require an “actual cash value” settlement in which case  the proceeds may be applied to the payment of the Indebtedness, whether or not then due. To the extent Lender determines to require a repair or replacement settlement and apply insurance proceeds to Restoration, Lender shall apply the proceeds in accordance with Lender’s then-current policies relating to the restoration of casualty damage on similar multifamily properties.

(g)
Notwithstanding any provision to the contrary in this Section 19, as long as no Event of Default, or any event which, with the giving of Notice or the passage of time, or both, would constitute an Event of Default, has occurred and is continuing,

(i)
in the event of a casualty resulting in damage to the Mortgaged Property which will cost $71,000.00 or less to repair, the Borrower shall have the sole right to make proof of loss, adjust and compromise the claim and collect and receive any proceeds directly without the approval or prior consent of the Lender so long as the insurance proceeds are used solely for the Restoration of the Mortgaged Property; and

(ii)
in the event of a casualty resulting in damage to the Mortgaged Property which will cost more than $71,000.00 but less than $284,000.00 to repair, the Borrower is authorized to make proof of loss and adjust and compromise the claim without the prior consent of Lender, and Lender shall hold the applicable insurance proceeds to be used to reimburse Borrower for the cost of Restoration of the Mortgaged Property and shall not apply such proceeds to the payment of sums due under this Instrument.

(h)	Lender will have the right to exercise its option to apply insurance proceeds to the payment of the Indebtedness only if Lender determines that at least one of the following conditions is met:

(i)	an Event of Default (or any event, which, with the giving of Notice or the passage of time, or both, would constitute an Event of Default) has occurred and is continuing;

(ii)
Lender determines, in its discretion, that there will not be sufficient funds from insurance proceeds, anticipated contributions of Borrower of its own funds or other sources acceptable to Lender to complete the Restoration;

(iii)
Lender determines, in its discretion, that the rental income from the Mortgaged Property after completion of the Restoration will not be sufficient to meet all operating costs and other expenses, Imposition Deposits, deposits to reserves and loan repayment obligations relating to the Mortgaged Property;

(iv)
Lender determines, in its discretion, that the Restoration will not be completed at least one year before the Maturity Date (or six months before the Maturity Date if Lender determines in its discretion that re-leasing of the Mortgaged Property will be completed within such six-month period); or

(v)	Lender determines that the Restoration will not be completed within one year after the date of the loss or casualty.

(i)
If the Mortgaged Property is sold at a foreclosure sale or Lender acquires title to the Mortgaged Property, Lender shall automatically succeed to all rights of Borrower in and to any insurance policies and unearned insurance premiums and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such sale or acquisition.

(j)
Unless Lender otherwise agrees in writing, any application of any insurance proceeds to the Indebtedness shall not extend or postpone the due date of any monthly installments referred to in the Note, Section 7 of this Instrument or any Collateral Agreement, or change the amount of such installments.

(k)	Borrower agrees to execute such further evidence of assignment of any insurance proceeds as Lender may require.

20.           CONDEMNATION.

(a)           Borrower shall promptly notify Lender in writing of any action or proceeding or notice relating to any proposed or actual condemnation or other taking, or conveyance in lieu thereof, of all or any part of the Mortgaged Property, whether direct or indirect (a              “Condemnation”).  Borrower shall appear in and prosecute or defend any action or proceeding relating to any Condemnation unless otherwise directed by Lender in writing.  Borrower authorizes and appoints Lender as attorney-in-fact for Borrower to commence, appear in and prosecute, in Lender’s or Borrower’s name, any action or proceeding relating to any Condemnation and to settle or compromise any claim in connection with any Condemnation, after consultation with Borrower and consistent with commercially reasonable standards of a prudent lender.  This power of attorney is coupled with an interest and therefore is irrevocable.  However, nothing contained in this Section 20 shall require Lender to incur any expense or take any action.  Borrower hereby transfers and assigns to Lender all right, title and interest of Borrower in and to any award or payment with respect to (i) any Condemnation, or any conveyance in lieu of Condemnation, and (ii) any damage to the Mortgaged Property caused by governmental action that does not result in a Condemnation.

(b)
Lender may apply such awards or proceeds, after the deduction of Lender’s expenses incurred in the collection of such amounts (including Attorneys’ Fees and Costs) at Lender’s option, to the restoration or repair of the Mortgaged Property or to the payment of the Indebtedness, with the balance, if any, to Borrower.  Unless Lender otherwise agrees in writing, any application of any awards or proceeds to the Indebtedness shall not extend or postpone the due date of any monthly installments referred to in the Note, Section 7 of this Instrument or any Collateral Agreement, or change the amount of such installments.  Borrower agrees to execute such further evidence of assignment of any awards or proceeds as Lender may require.

21.	TRANSFERS OF THE MORTGAGED PROPERTY OR INTERESTS IN BORROWER. [NO RIGHT TO TRANSFER].

(a)	“Transfer” means

(i)	a sale, assignment, transfer or other disposition (whether voluntary, involuntary or by operation of law);

(ii)	the granting, creating or attachment of a lien, encumbrance or security interest (whether voluntary, involuntary or by operation of law);

(iii)	the issuance or other creation of an ownership interest in a legal entity, including a partnership interest, interest in a limited liability company or corporate stock;

(iv)	the withdrawal, retirement, removal or involuntary resignation of a partner in a partnership or a member or manager in a limited liability company; or

(v)	the merger, dissolution, liquidation, or consolidation of a legal entity or the reconstitution of one type of legal entity into another type of legal entity.

For purposes of defining the term “Transfer,” the term “partnership” shall mean a general partnership, a limited partnership, a joint venture and a limited liability partnership, and the term “partner” shall mean a general partner, a limited partner and a joint venturer.

(b)	“Transfer” does not include

(i)	a conveyance of the Mortgaged Property at a judicial or non-judicial foreclosure sale under this Instrument,

(ii)	the Mortgaged Property becoming part of a bankruptcy estate by operation of law under the United States Bankruptcy Code, or

(iii)	a lien against the Mortgaged Property for local taxes and/or assessments not then due and payable.

(c)	The occurrence of any of the following Transfers shall not constitute an Event of Default under this Instrument, notwithstanding any provision of Section 21(e) to the contrary:

(i)	a Transfer to which Lender has consented;

(ii)	a Transfer that occurs in accordance with Section 21(d);

(iii)	the grant of a leasehold interest in an individual dwelling unit for a term of two years or less not containing an option to purchase;

(iv)
a Transfer of obsolete or worn out Personalty or Fixtures that are contemporaneously replaced by items of equal or better function and quality, which are free of liens, encumbrances and security interests other than those created by the Loan Documents or consented to by Lender;

(v)
the creation of a mechanic’s, materialman’s, or judgment lien against the Mortgaged Property which is released of record or otherwise remedied to Lender’s satisfaction within 60 days of the date of creation provided, however, if Borrower is diligently prosecuting such release or other remedy and advises Lender that such release or remedy cannot be consummated with such 60-day period, Borrower will have an additional period of time (not exceeding 120 days from the date of creation or such earlier time as may be required by applicable law in which the lienor must act to enforce the lien) within which to obtain such release of record or consummate such other remedy;

(vi)
if Borrower is a housing cooperative corporation or association, the Transfer of the shares in the housing cooperative or the assignment of f the occupancy agreements or leases relating thereto by tenant shareholders of the housing cooperative or association to other tenant shareholders: and.

(vi)
if a Controlling Entity is a publicly held real estate investment trust or a fund, the public issuance of common stock, convertible debt, equity or other similar securities (“Securities”) and the subsequent Transfer of such Securities; provided that no Securities holder may acquire an ownership percentage of 10% or more unless otherwise approved by Lender.

(d)
The occurrence of any of the following Transfers shall not constitute an Event of Default under this Instrument, provided that Borrower has notified Lender in writing within 30 days following the occurrence of any of the following, and such Transfer does not constitute an Event of Default under any other Section of this Instrument:

(i)
a change of the Borrower’s name, provided that UCC financing statements and/or amendments sufficient to continue the perfection of Lender’s security interest have been properly filed and copies have been delivered to Lender;

(ii)
a change of the form of the Borrower not involving a transfer of the Borrower’s assets and not resulting in any change in liability of any Initial Owner, provided that UCC financing statements and/or amendments sufficient to continue the perfection of Lender’s security interest have been properly filed and copies have been delivered to Lender;

(iii)	the merger of the Borrower with another entity when the Borrower is the surviving entity;

(iv)	a Transfer that occurs by devise, descent, or by operation of law upon the death of a natural person;

(v)
the grant of an easement, if before the grant Lender determines that the easement will not materially affect the operation or value of the Mortgaged Property or Lender’s interest in the Mortgaged Property, and Borrower pays to Lender, upon demand, all costs and expenses, including Attorneys’ Fees and Costs, incurred by Lender in connection with reviewing Borrower’s request.

(e)	The occurrence of any of the following Transfers shall constitute an Event of Default under this Instrument:

(i)	a Transfer of all or any part of the Mortgaged Property or any interest in the Mortgaged Property;

(ii)
if Borrower is a limited partnership, a Transfer of (A) any general partnership interest, or (B) limited partnership interests in Borrower that would cause the Initial Owners of Borrower to own less than a Controlling Interest of all limited partnership interests in Borrower;

(iii)	if Borrower is a general partnership or a joint venture, a Transfer of any general partnership or joint venture interest in Borrower;

(iv)
if Borrower is a limited liability company, (A) a Transfer of any membership interest in Borrower which would cause the Initial Owners to own less than a Controlling Interest of all the membership interests in Borrower, (B) a Transfer of any membership or other interest of a manager in Borrower that results in a change of manager, or (C) a change of a nonmember manager;

(v)
if Borrower is a corporation, (A) the Transfer of any voting stock in Borrower which would cause the Initial Owners to own less than a Controlling Interest of any class of voting stock in Borrower or (B) if the outstanding voting stock in Borrower is held by 100 or more shareholders, one or more Transfers by a single transferor within a 12-month period affecting an aggregate of 10 % or more of that stock;

(vi)
        if Borrower is a trust, (A) a Transfer of any beneficial interest in Borrower which would cause the Initial Owners to own less than a Controlling Interest of all the beneficial interests in Borrower, (B) the termination or revocation of the trust, or (C) the removal, appointment or substitution of a trustee of Borrower;

(vii)
        if Borrower is a limited liability partnership, (A) a Transfer of any partnership interest in Borrower which would cause  the Initial Owners to own less than a Controlling Interest of all partnership interests in Borrower, or (B) a transfer of any partnership or other interest of a managing partner in Borrower that results in a change of manager; and

(viii)	a Transfer of any interest in a Controlling Entity which, if such Controlling Entity were Borrower, would result in an Event of Default under any of Sections 21(e)(i) through (vii) above.

Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default in order to exercise any of its remedies with respect to an Event of Default under this Section 21.

22.	EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an Event of Default under this Instrument:

(a)	any failure by Borrower to pay or deposit when due any amount required by the Note, this Instrument or any other Loan Document;

(b)	any failure by Borrower to maintain the insurance coverage required by Section 19;

(c)	any failure by Borrower to comply with the provisions of Section 33;

(d)
fraud or material misrepresentation or material omission by Borrower, any of its officers, directors, trustees, general partners or managers or any guarantor in connection with (i) the application for or creation of the Indebtedness, (ii) any financial statement, rent schedule, or other report or information provided to Lender during the term of the Indebtedness, or (iii) any request for Lender’s consent to any proposed action, including a request for disbursement of funds under any Collateral Agreement;

(e)	any failure by Borrower to comply with the provisions of Section 20;

(f)	any Event of Default under Section 21;

(g)
the commencement of a forfeiture action or proceeding, whether civil or criminal, which, in Lender’s reasonable judgment, could result in a forfeiture of the Mortgaged Property or otherwise materially impair the lien created by this Instrument or Lender’s interest in the Mortgaged Property;

(h)
any failure by Borrower to perform any of its obligations under this Instrument (other than those specified in Sections 22(a) through (g)), as and when required, which continues for a period of 30 days after Notice of such failure by Lender to Borrower.  However, if Borrower’s failure to perform its obligations as described in this Section 22(h) is of the nature that it cannot be cured within the 30 day grace period but reasonably could be cured within 90 days, then Borrower shall have additional time as determined by Lender in its discretion, not to exceed an additional 60 days, in which to cure such default, provided that Borrower has diligently commenced to cure such default during the 30-day grace period and diligently pursues the cure of such default.  However, no such Notice or grace periods shall apply in the case of any such failure which could, in Lender’s judgment, absent immediate exercise by Lender of a right or remedy under this Instrument, result in harm to Lender, impairment of the Note or this Instrument or any other security given under any other Loan Document;

(i)
any failure by Borrower to perform any of its obligations as and when required under any Loan Document other than this Instrument which continues beyond the applicable cure period, if any, specified in that Loan Document;

(j)
any exercise by the holder of any other debt instrument secured by a mortgage, deed of trust or deed to secure debt on the Mortgaged Property of a right to declare all amounts due under that debt instrument immediately due and payable;

(k)
any  voluntary filing by Borrower for bankruptcy protection under the United States Bankruptcy Code or any reorganization, receivership, insolvency proceeding or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights to which Borrower voluntarily becomes subject, or the commencement of any involuntary case against Borrower by any creditor (other than Lender) of Borrower pursuant to the United States Bankruptcy Code or other federal or state law affecting debtor and creditor rights which case is not dismissed or discharged within 90 days after filing; and

(l)	any representations and warranties by Borrower in this Instrument which is false or misleading in any material respect.

23.
REMEDIES CUMULATIVE.  Each right and remedy provided in this Instrument is distinct from all other rights or remedies under this Instrument or any other Loan Document or afforded by applicable law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order.

24.	FORBEARANCE.

(a)
Lender may (but shall not be obligated to) agree with Borrower, from time to time, and without giving notice to, or obtaining the consent of, or having any effect upon the obligations of, any guarantor or other third party obligor, to take any of the following actions:  extend the time for payment of all or any part of the Indebtedness; reduce the payments due under this Instrument, the Note, or any other Loan Document; release anyone liable for the payment of any amounts under this Instrument, the Note, or any other Loan Document; accept a renewal of the Note; modify the terms and time of payment of the Indebtedness; join in any extension or subordination agreement; release any Mortgaged Property; take or release other or additional security; modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable under the Note; and otherwise modify this Instrument, the Note, or any other Loan Document.

(b)
Any forbearance by Lender in exercising any right or remedy under the Note, this Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any other right or remedy, or the subsequent exercise of any right or remedy.  The acceptance by Lender of payment of all or any part of the Indebtedness after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments on account of the Indebtedness or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Indebtedness shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right available to Lender.  Lender’s receipt of any awards or proceeds under Sections 19 and 20 shall not operate to cure or waive any Event of Default.

25.
LOAN CHARGES.  If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any charge provided for in any Loan Document, whether considered separately or together with other charges levied in connection with any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that charge is hereby reduced to the extent necessary to eliminate that violation.  The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the principal of the Indebtedness.  For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness which constitutes interest, as well as all other charges levied in connection with the Indebtedness which constitute interest, shall be deemed to be allocated and spread over the stated term of the Note.  Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

26.
WAIVER OF STATUTE OF LIMITATIONS.  Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce any Loan Document.

27.
WAIVER OF MARSHALLING.  Notwithstanding the existence of any other security interests in the Mortgaged Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided in this Instrument, the Note, any other Loan Document or applicable law.  Lender shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies.  Borrower and any party who now or in the future acquires a security interest in the Mortgaged Property and who has actual or constructive notice of this Instrument waives any and all right to require the marshalling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels or as an entirety in connection with the exercise of any of the remedies permitted by applicable law or provided in this Instrument.

28.
FURTHER ASSURANCES.  Borrower shall execute, acknowledge, and deliver, at its sole cost and expense, all further acts, deeds, conveyances, assignments, estoppel certificates, financing statements or amendments, transfers and assurances as Lender may require from time to time in order to better assure, grant, and convey to Lender the rights intended to be granted, now or in the future, to Lender under this Instrument and the Loan Documents.

29.
ESTOPPEL CERTIFICATE.  Within 10 days after a request from Lender, Borrower shall deliver to Lender a written statement, signed and acknowledged by Borrower, certifying to Lender or any person designated by Lender, as of the date of such statement, (i) that the Loan Documents are unmodified and in full force and effect  (or, if there have been modifications, that the Loan Documents are in full force and effect as modified and setting forth such modifications); (ii) the unpaid principal balance of the Note; (iii) the date to which interest under the Note has been paid; (iv) that Borrower is not in default in paying the Indebtedness or in performing or observing any of the covenants or agreements contained in this Instrument or any of the other Loan Documents (or, if the Borrower is in default, describing such default in reasonable detail); (v) whether or not there are then existing any setoffs or defenses known to Borrower against the enforcement of any right or remedy of Lender under the Loan Documents; and (vi) any additional facts requested by Lender.

30.           GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE.

(a)
This Instrument, and any Loan Document which does not itself expressly identify the law that is to apply to it, shall be governed by the laws of the jurisdiction in which the Land is located (the “Property Jurisdiction”).

(b)
Borrower agrees that any controversy arising under or in relation to the Note, this Instrument, or any other Loan Document may be litigated in the Property Jurisdiction.  The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have jurisdiction over all controversies that shall arise under or in relation to the Note, any security for the Indebtedness, or any other Loan Document.  Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.  However, nothing in this Section 30 is intended to limit Lender’s right to bring any suit, action or proceeding relating to matters under this Instrument in any court of any other jurisdiction.

31.           NOTICE.

(a)           All Notices, demands and other communications (“Notice”) under or concerning this Instrument shall be in writing.  Each Notice shall be addressed to the intended recipient at its address set forth in this Instrument, and shall be deemed given on the earliest to occur of (i) the date when the Notice is received by the addressee; (ii) the first Business Day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery; or (iii) the third Business Day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested.

(b)
Any party to this Instrument may change the address to which Notices intended for it are to be directed by means of Notice given to the other party in accordance with this Section 31.  Each party agrees that it will not refuse or reject delivery of any Notice given in accordance with this Section 31, that it will acknowledge, in writing, the receipt of any Notice upon request by the other party and that any Notice rejected or refused by it shall be deemed for purposes of this Section 31 to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

(c)	Any Notice under the Note and any other Loan Document that does not specify how Notices are to be given shall be given in accordance with this Section 31.

32.
SALE OF NOTE; CHANGE IN SERVICER; LOAN SERVICING.  The Note or a partial interest in the Note (together with this Instrument and the other Loan Documents) may be sold one or more times without prior Notice to Borrower.  A sale may result in a change of the Loan Servicer.  There also may be one or more changes of the Loan Servicer unrelated to a sale of the Note.  If there is a change of the Loan Servicer, Borrower will be given Notice of the change. All actions regarding the servicing of the loan evidenced by the Note, including the collection of payments, the giving and receipt of Notice, inspections of the Mortgaged Property, inspections of books and records, and the granting of consents and approvals, may be taken by the Loan Servicer unless Borrower receives Notice to the contrary.  If Borrower receives conflicting Notices regarding the identity of the Loan Servicer or any other subject, any such Notice from Lender shall govern.

33.
SINGLE ASSET BORROWER.  Until the Indebtedness is paid in full, Borrower (a) shall not own any real or personal property other than the Mortgaged Property and personal property related to the operation and maintenance of the Mortgaged Property;  (b) shall not operate any business other than the management and operation of the Mortgaged Property; and (c) shall not maintain its assets in a way difficult to segregate and identify.

34.	SUCCESSORS AND ASSIGNS BOUND. This Instrument shall bind, and the rights granted by this Instrument shall inure to, the respective successors and assigns of Lender and Borrower. However, a Transfer not permitted by Section 21 shall be an Event of Default.

35.	JOINT AND SEVERAL LIABILITY. If more than one person or entity signs this Instrument as Borrower, the obligations of such persons and entities shall be joint and several.

36.           RELATIONSHIP OF PARTIES; NO THIRD PARTY BENEFICIARY.

(a)
The relationship between Lender and Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Instrument shall create any other relationship between Lender and Borrower.

(b)
No creditor of any party to this Instrument and no other person shall be a third party beneficiary of this Instrument or any other Loan Document.  Without limiting the generality of the preceding sentence, (i) any arrangement (a “Servicing Arrangement”) between the Lender and any Loan Servicer for loss sharing or interim advancement of funds shall constitute a contractual obligation of such Loan Servicer that is independent of the obligation of Borrower for the payment of the Indebtedness, (ii) Borrower shall not be a third party beneficiary of any Servicing Arrangement, and (iii) no payment by the Loan Servicer under any Servicing Arrangement will reduce the amount of the Indebtedness.

37.
SEVERABILITY; AMENDMENTS. The invalidity or unenforceability of any provision of this Instrument shall not affect the validity or enforceability of any other provision, and all other provisions shall remain in full force and effect.  This Instrument contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Instrument.  This Instrument may not be amended or modified except by a writing signed by the party against whom enforcement is sought; provided, however, that in the event of a Transfer prohibited by or requiring Lender’s approval under Section 21, any or some or all of the Modifications to Instrument set forth in Exhibit B (if any) may be modified or rendered void by Lender at Lender’s option by Notice to Borrower and the transferee(s).

38.
CONSTRUCTION.  The captions and headings of the Sections of this Instrument are for convenience only and shall be disregarded in construing this Instrument.  Any reference in this Instrument to an “Exhibit” or a “Section” shall, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit attached to this Instrument or to a Section of this Instrument.  All Exhibits attached to or referred to in this Instrument are incorporated by reference into this Instrument.  Any reference in this Instrument to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time.  Use of the singular in this Agreement includes the plural and use of the plural includes the singular.  As used in this Instrument, the term “including” means “including, but not limited to.”

39.           DISCLOSURE OF INFORMATION.  Lender may furnish information regarding Borrower or the Mortgaged Property to third parties with an existing or prospective interest in the servicing, enforcement, evaluation, performance, purchase or securitization of the Indebtedness, including but not limited to trustees, master servicers, special servicers, rating agencies, and organizations maintaining databases on the underwriting and performance of multifamily mortgage loans, as well as governmental regulatory agencies having regulatory authority over Lender.  Borrower irrevocably waives any and all rights it may have under applicable law to prohibit such disclosure, including but not limited to any right of privacy.

40.
NO CHANGE IN FACTS OR CIRCUMSTANCES.  Borrower warrants that (a) all information in the application for the loan submitted to Lender (the “Loan Application”) and in all financial statements, rent schedules, reports, certificates and other documents submitted in connection with the Loan Application are complete and accurate in all material respects; and (b) there has been no material adverse change in any fact or circumstance that would make any such information incomplete or inaccurate.

41.
SUBROGATION. If, and to the extent that, the proceeds of the loan evidenced by the Note, or subsequent advances under Section 12, are used to pay, satisfy or discharge a Prior Lien, such loan proceeds or advances shall be deemed to have been advanced by Lender at Borrower’s request, and Lender shall automatically, and without further action on its part, be subrogated to the rights, including lien priority, of the owner or holder of the obligation secured by the Prior Lien, whether or not the Prior Lien is released.

42.	ADJUSTABLE RATE MORTGAGE - THIRD PARTY CAP AGREEMENT “CAP COLLATERAL.”

(a)
If the Note provides for interest to accrue at an adjustable or variable interest rate (other than during the “Extension Period,” as defined in the Note, if applicable), then the definition of “Mortgaged Property” shall include the “Cap Collateral.”  The “Cap Collateral” shall mean

(i)
any interest rate cap agreement, interest rate swap agreement, or other interest rate-hedging contract or agreement obtained by Borrower as a requirement of any Loan Document or as a condition of Lender’s making the Loan (a “Cap Agreement”);

(ii)
any and all moneys (collectively, “Cap Payments”) payable pursuant to any Cap Agreement by the interest rate cap provider or other counterparty to a Cap Agreement or any guarantor of the obligations of any such cap provider or counterparty (a “Cap Provider”);

(iii)
all rights of Borrower under any Cap Agreement and all rights of Borrower to all Cap Payments, including contract rights and general intangibles, whether existing now or arising after the date of this Instrument;

(iv)
all rights, liens and security interests or guaranties granted by a Cap Provider or any other person to secure or guaranty payment of any Cap Payment whether existing now or granted after the date of this Instrument;

(v)	all documents, writings, books, files, records and other documents arising from or relating to any of the foregoing, whether existing now or created after the date of this Instrument; and

(vi)	all cash and non-cash proceeds and products of (ii) – (v) above.

(b)
As additional security for Borrower’s obligation under the Loan Documents, Borrower hereby assigns and pledges to Lender all of Borrower’s right, title and interest in and to the Cap Collateral.  Borrower has instructed and will instruct each Cap Provider and any guarantor of a Cap Provider’s obligations to make Cap Payments directly to Lender or to Loan Servicer on behalf of Lender.

(c)
So long as there is no Event of Default, Lender or Loan Servicer will remit to Borrower each Cap Payment received by Lender or Loan Servicer with respect to any month for which Borrower has paid in full the monthly installment of principal and interest or interest only, as applicable, due under the Note.  Alternatively, at Lender’s option so long as there is no Event of Default, Lender may apply a Cap Payment received by Lender or Loan Servicer with respect to any month to the applicable monthly payment of accrued interest due under the Note if Borrower has paid in full the remaining portion of such monthly payment of principal and interest or interest only, as applicable.

(d)
Following an Event of Default, in addition to any other rights and remedies Lender may have, Lender may retain any Cap Payments and apply them to the Indebtedness in such order and amounts as Lender determines.  Neither the existence of a Cap Agreement nor anything in this Instrument shall relieve Borrower of its primary obligation to timely pay in full all amounts due under the Note and otherwise due on account of the Indebtedness.

(e)	If the Note does not provide for interest to accrue at an adjustable or variable interest rate (other than during the Extension Period) then this Section 42 shall be of no force or effect.

43.           ACCELERATION; REMEDIES.  At any time during the existence of an Event of Default, Lender, at Lender’s option, may declare all of the Indebtedness to be immediately due and payable without further demand, may foreclose the lien of this Instrument for such Indebtedness, and may invoke any other remedies permitted by Ohio law or provided in this Instrument or in any other Loan Document.  In any suit or proceeding to foreclose the lien of this Instrument, there shall be allowed and included as additional Indebtedness in the decree for sale, (a) all Attorneys Fees and Costs, (b) expenditures and expenses which may be paid or incurred by or on behalf of the Lender for procuring all title searches and examinations, title insurance policies and similar data and assurances with respect to title as Lender shall deem reasonably necessary either to prosecute such suit or to evidence to bidders at sales which may be had pursuant to such decree the true conditions of the title to or the value of the Mortgaged Property, and (c) the fees and expenses of environmental consultants.

44.           RELEASE.  Upon payment of the Indebtedness, Lender shall discharge this Instrument.  Borrower shall pay Lender’s reasonable costs incurred in discharging this Instrument.

45.           PRIORITY OF MORTGAGE LIEN.  Lender is authorized and empowered to do all things provided to be done by a mortgagee under Section 1311.14 of the Revised Code of Ohio, as amended.

46.           CERTAIN ADVANCES.  Borrower and Lender confirm that all amounts disbursed by Lender under Section 12 for payment of Taxes, insurance premiums and other costs and expenses in connection with the operation, protection or preservation of the Mortgaged Property or in this Instrument are intended to comply with §5301.233 of the Revised Code of Ohio.  In addition to any other debt or obligation, this Instrument shall secure unpaid balances of advances made with respect to the Mortgaged Property for the payment of Taxes, assessments, insurance premiums or costs incurred for the protection of the Mortgaged Property.

47.           WAIVER OF TRIAL BY JURY.  BORROWER AND LENDER EACH (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS INSTRUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

ATTACHED EXHIBITS.  The following Exhibits are attached to this Instrument:

|X|           Exhibit A                                Description of the Land (required).

|X|           Exhibit B                                Modifications to Instrument

|X|           Exhibit C                                List of Material Contracts

|X|           Exhibit D                                Additional Modifications to Instrument

IN WITNESS WHEREOF, Borrower has signed and delivered this Instrument or has caused this Instrument to be signed and delivered by its duly authorized representative.

THE INN AT GROVE CITY LLC, a Delaware limited liability company

By: /s/ Eric Mendelsohn
Name:	Eric Mendelsohn
Title:	Senior Vice President, Corporate Development

STATE OF WASHINGTON

COUNTY OF KING

The foregoing instrument was acknowledged before me this 15th day of August, 2011 by Eric Mendelsohn, the Senior Vice President, Corporate Development of THE INN AT GROVE CITY LLC, a Delaware limited liability company, on behalf of the limited liability company.

/s/ Kimberly Bottemiller

Notary Public

Printed Name: Kimberly Bottemiller

My Commission Expires:  10/9/12

EXHIBIT A

[DESCRIPTION OF THE LAND]

SITUATED IN THE STATE OF OHIO, COUNTY OF FRANKLIN, TOWNSHIP OF
JACKSON, LYING IN VIRGINIA MILITARY SURVEY NO. 469, AND BEING PART OF
THE ORIGINAL 50 ACRE TRACT CONVEYED TO ELIZABETH T. MORBITZER BY DEED
OF RECORD IN OFFICIAL RECORD 4269 I17 (ALL REFERENCES BEING TO THE
RECORDS OF THE RECORDER'S OFFICE, FRANKLIN COUNTY, OHIO), AND BEING
DESCRIBED AS FOLLOWS:

BEGINNING AT AN IRON PIN SET AT THE SOUTHEASTERLY CORNER OF
LAMPLIGHTER DRIVE, OF RECORD IN PLAT BOOK 105, PAGES 69 AND 70, IN THE
WESTERLY LINE OF SAID ORIGINAL 50 ACRE TRACT AND AT A COMMON CORNER OF
THE 37.012 ACRE TRACT CONVEYED TO PARKWAY CENTRE EAST, LLC BY DEED OF
RECORD IN INSTRUMENT NUMBER 200509290203971 AND THE ORIGINAL 26.160
ACRE TRACT CONVEYED TO EPCON FOUNTAINVIEW, LLC BY DEED OF RECORD IN
INSTRUMENT NUMBER 200403220061658;

THENCE SOUTH 76° 32' 11" EAST, A DISTANCE OF 515.00 FEET, WITH THE
SOUTHERLY LINE OF SAID 37.012 ACRE TRACT, TO AN IRON PIN SET;

THENCE SOUTH 13° 27' 36" WEST, A DISTANCE OF 720.81 FEET, ACROSS SAID
ORIGINAL 50 ACRE TRACT, TO AN IRON PIN SET IN THE NORTHERLY LINE OF
THE 5.001 ACRE TRACT CONVEYED TO ELIZABETH T. MORBITZER BY DEED OF
RECORD IN INSTRUMENT NUMBER 200403040047849;

THENCE NORTH 74° 43' 50" WEST, A DISTANCE OF 515.26 FEET, WITH THE
NORTHERLY LINE OF SAID 5.001 ACRE TRACT, TO AN IRON PIN SET IN THE
EASTERLY LINE OF FOUNTAINVIEW AT PARKWAY CONDOMINIUMS, FOURTH
AMENDMENT, OF RECORD IN CONDO PLAT BOOK 154, PAGE 7;

THENCE NORTH 13° 27' 36" EAST, A DISTANCE OF 704.57 FEET, WITH THE
WESTERLY LINE OF SAID ORIGINAL 50 ACRE TRACT AND THE EASTERLY LINES OF
SAID FOUNTAINVIEW AT PARKWAY CONDOMINIUMS, FOURTH AMENDMENT,
FOUNTAINVIEW AT PARKWAY CONDOMINIUMS, THIRD AMENDMENT, OF RECORD IN

CONDO PLAT BOOK 149, PAGE 47, AND FOUNTAINVIEW AT PARKWAY CONDOMINIUMS,
SECOND AMENDMENT, OF RECORD IN CONDO PLAT BOOK 144, PAGE 53, TO THE
POINT OF BEGINNING, CONTAINING 8.426 ACRES, MORE  OR LESS.

IRON PINS SET, WHERE INDICATED, ARE IRON PIPES, THIRTEEN SIXTEENTHS
(13/16) INCH INSIDE DIAMETER, THIRTY (30) INCHES LONG WITH A PLASTIC
PLUG PLACED IN THE TOP BEARING THE INITIALS EMHT INC.

THE BEARINGS SHOWN HEREON ARE BASED ON THE OHIO STATE PLANE COORDINATE
SYSTEMS AS PER NAD 83 SOUTH ZONE (1986 ADJUSTMENT).  CONTROL FOR
BEARINGS WAS FROM COORDINATES OF MONUMENTS FRANK 25 AND FRANK 125,
HAVING A BEARING OF SOUTH 87° 45' 00" EAST, ESTABLISHED BY THE
FRANKLIN COUNTY ENGINEERING DEPARTMENT, USING GLOBAL POSITIONING
SYSTEM PROCEDURES AND EQUIPMENT.

PREPARED BY JAMES M. PEARSALL, REGISTERED SURVEYOR NO. 7840 ON
SEPTEMBER 25, 2006, AS REVISED BY SURVEY DATED OCTOBER 24, 2007.

Property Address:
1305 Lamplighter Drive, Grove City, OH  43123
Tax ID No.:
040-014151

EXHIBIT B
MODIFICATIONS TO INSTRUMENT

SENIORS HOUSING RIDER

(Revision Date 6-30-2010)

The following modifications are made to the text of the Instrument that precedes this Exhibit:

The following new Sections are added to this Instrument:

48.           SENIOR HOUSING.

 (a)           Additions to Definitions.  The following terms, when used in this Instrument, shall have the following meanings or shall add to the definitions in the main body of this Instrument, as applicable:

(1)           “Activities of Daily Living” shall mean personal care services that provide the frail elderly with assistance in eating, dressing, bathing, incontinence care and assistance in moving from one place to another (such as from a bed to a wheelchair).

(2)           “Assisted Living Residences” shall mean residences that are designed to accommodate and provide 24-hour protective oversight and assistance for individuals with functional limitations, including meals in a central location and assistance with Activities of Daily Living and Alzheimer’s care.

(3)           “Continuing Care Retirement Community” (“CCRC”) shall mean a property designed to provide a continuum of care within a single community. The living accommodations and care provided within a CCRC are a combination of the accommodations and services provided by Seniors Apartments, Independent Living Units, Assisted Living Residences and Skilled Nursing Beds.

(4)           “Contract” shall mean any present or future contract for the provision of goods or services (or with respect to payment therefore), together with all modifications, extensions and renewals, in connection with the operation or management of the Facility (other than Leases), including without limitation (i) those with the Borrower or an operator of the Facility and (ii) Third Party Provider Agreements, together with all modifications, extensions or renewals.

(5)           “Downgrade” as it applies to a License, means a License is modified so as to permit a less acute level of care (such as, but not limited to, elimination of skilled nursing or assisted living care or services included therein) by the Governmental Authority responsible for issuing such License.

(6) “Facility” means the senior housing facility located on the Land, and including the Land and Improvements thereon.

(7)           “Governmental Authority” shall also include all applicable licensing or accreditation bodies or agencies (whether federal, state, county, district, municipal, city or otherwise, whether now or hereafter in existence, including without limitation, applicable non-governmental organizations, such as the Joint Commission on the Accreditation of Healthcare Organizations) that have or acquire jurisdiction over Borrower, an operator of the Facility (as pertains to the Facility), the Facility or the use, operation, improvement, accreditation, licensing or permitting of the Facility or the operations thereat.

(8)           “Hazardous Materials” shall also include any medical products or devices, including, those materials defined as “medical waste” or “biological waste” under relevant statutes, ordinances or regulations pertaining to Hazardous Materials Law.

(9)           “Healthcare Laws” shall mean all federal, state, municipal or other Governmental Authority laws, codes and statutes and all regulations and rules promulgated thereunder and all Governmental Authority interpretations thereof, applicable or pertaining to the ownership, leasing, operation or management of medical or senior housing facilities (including without limitation, Independent Living Units, adult care facilities, Assisted Living Residences, skilled nursing care, rehabilitation services, CCRC’s, and dementia and/or memory care facilities), including without limitation those pertaining to Licenses necessary to operate or manage any such facility, those pertaining to billing Medicare, Medicaid or TRICARE (or any so-called “waiver program” associated therewith) or any other Governmental Authority payor for similar goods or services or providing goods or services to individuals receiving benefits under Medicare, Medicaid or TRICARE or other Governmental Authority programs, those pertaining to patient care and Privacy Laws, quality and safety standards, accepted professional standards, and principles that apply to professionals providing services to the Facility, accreditation standards, and requirements of the applicable state department of health and all other Governmental Authorities including, without limitation, those requirements relating to the Facility’s physical structure and environment, licensing, quality and adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies, additions to facilities and services and fee splitting.

(10) “HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended from time to time, together with all rules and regulations promulgated thereunder from time to time.

(11)           “Independent Living Units” shall mean residential units that are accompanied by optional services designed to aid the residents’ independence, including, but not limited to, building security, optional meals, housekeeping, laundry, and at least some incidental services and activities not related to personal care, such as valet shopping, financial planning, unscheduled transportation, beautician services, recreational and social activities and 24-hour staff presence.

(12)           “Lease” shall also include any present and future occupancy agreements pertaining to occupants of the Facility, including both residential and commercial agreements and patient admission or resident care agreements, and all modifications, extensions and renewals.

(13)           “License” shall mean any license, permit, regulatory agreement, certificate, approval, certificate of need or similar certificate, authorization, accreditation, approved provider status in any approved provider payment program, or approval issued by an applicable state department of health (or any subdivision thereof) or state licensing agency, as applicable, in each instance whether issued by a Governmental Authority or otherwise, used in connection with, or necessary or desirable to use, occupy or operate the Facility for its Intended Use, including without limitation, the provision of all goods and services to be provided by Borrower or the operator of the Facility to the residents of the Facility.

(14) “Material Contract” shall mean Contracts:

A. for preparing or serving food (but do not include food supply Contracts);

B. for medical services or healthcare provider agreements;

C. the average annual consideration of which, directly or indirectly, is at least $20,000;

D.           having a term of more than one year unless subject to termination by Borrower or if Borrower is not a party to the Contract, the operator of the Facility, and their respective successors and assigns, upon not more than thirty days notice, without cause and without payment of any termination fee, penalty or extra charge; or

E. determined by Lender to be material to the operation of the Facility.

(15) “Mortgaged Property” shall also include all of the following:

A.           All payments received and all rights to receive payments from any source, which payments (or rights thereto) arise from operation of or at the Facility, including, without limitation, entrance fees, application fees, processing fees, community fees and any other amounts or fees deposited or to be deposited by any resident or tenant, payments received and the right to receive payments of second party charges added to base rental income, base and additional meal sales, payments received and rights to receive payments from commercial operations located at or on the Facility or provided as a service to the occupants of the Facility, rental from guest suites, seasonal lease charges, rental payments under furniture leases, income from laundry service, and income and fees from any and all other services provided to residents of the Facility;

B.           All rights to payments from Medicare, Medicaid or TRICARE programs or similar federal, state or local programs or agencies and rights to payment from private insurers, arising from the operation of the Facility;

C. All Licenses;

D.           All Contracts, including without limitation, operating contracts, franchises, licensing agreements, healthcare services contracts, food service contracts and other contracts for services related to the operation of the Facility;

E. All utility deposits; and

F.           Without duplication of the foregoing or the inclusions in Mortgaged Property set forth elsewhere in this Instrument, all of the real and personal property, both tangible and intangible, described on Schedule 1 attached hereto.

(16)           “Operator of the Facility “shall include any tenant (an “Operating Tenant”) under a lease with Borrower (as landlord) of all or substantially all of the Facility, as well as any manager or operator of the Facility pursuant to a Contract with Borrower or with an Operating Tenant.

(17)           “Privacy Laws” shall mean all federal, state, municipal or other Governmental Authority laws, codes and statutes and all regulations and rules promulgated thereunder and all Governmental Authority interpretations thereof, applicable or pertaining to resident, tenant and patient privacy.  Privacy Laws include, but are not limited to, HIPAA.

(18)           “Seniors Apartments” shall mean age-restricted apartments for senior residents who are able to function independently.  These residences are typically restricted to residents 55 and older (or 62 and older).  Seniors Apartments do not provide healthcare services, medication assistance, meal services or other third-party contract services.

(19)           “Skilled Nursing Beds” shall mean a portion of a property that provides licensed skilled nursing care and related services for patients who require medical, nursing or rehabilitative services, including Alzheimer’s care.

(20)           “Third Party Provider Agreements” shall mean any contract pursuant to which payments arising from operation of or at the Facility are to be made by or pursuant to Medicare, Medicaid or TRICARE programs or similar federal, state or local programs or agencies or private insurers.

 (b)           Intended Use.  The residential units in the Facility are allocated as follows (the “Intended Use”):

1. Independent Living Units	0% 0 units
2. Assisted Living Residences	79% 83 units 83 beds
3. Assisted Living Residences devoted to Alzheimer’s care, dementia care and/or memory care	22% 23 units 33 beds
4. Skilled Nursing Beds	0% N/A units N/A beds
5. Continuing Care Retirement Community with the following percentages of use:
a. Seniors Apartments	0% N/A units
b. Independent Living Units	0% N/A units
c. Assisted Living Residences	0% N/A units N/A beds
d. Skilled Nursing Beds	0% N/A units N/A beds

The number of units set aside as Assisted Living Residences and Independent Living Units may be increased by no more than 10% of the present number of total units at the Property.

No more than 40% of the beds at the Property (including any beds added by the construction of any additional units) may be dedicated to the care of residents with Alzheimer’s disease or other dementia.

 (c)           Additional Covenants.  In addition to those covenants contained elsewhere in this Instrument, Borrower covenants to Lender as follows:

(1)           Borrower shall, or shall cause any operator of the Facility to, operate the Facility for its Intended Use and shall, or shall cause any operator of the Facility to, provide, to Lender’s reasonable satisfaction, all of the facilities, services, staff, equipment and supplies required or normally associated with a typical high quality property devoted to the Intended Use.

(2)           Borrower shall, or shall cause any operator of the Facility to, operate the Facility in a manner such that all applicable Licenses now or hereafter in effect shall remain in full force and effect.  Borrower shall not, and shall not allow any operator of the Facility to, (A) transfer any License (or any rights thereunder) to any location other than the Facility, (B) pledge any License (or any rights thereunder) as collateral security for any other loan or indebtedness, (C) terminate any License or permit any License not to be renewed or reissued as applicable, (D) rescind, withdraw, revoke, amend, supplement, modify or otherwise alter the nature, tenor or scope of any License, or (E) permit any License to become the subject of any Downgrade, revocation, suspension, restriction, condition or probation (including without limitation any restriction on new admissions or residents).

(3)           Borrower shall, or shall cause any operator of the Facility to, furnish to Lender, within ten (10) days after receipt by Borrower or any operator of the Facility, any and all written notices from any Governmental Authority that (A) any License is being Downgraded, revoked, terminated, suspended, restricted or conditioned or may not be renewed or reissued or that action is pending or being considered to Downgrade, revoke, terminate, suspend, restrict or condition (or not renew or reissue) any such License, (B) any violation, fine, finding, investigation or corrective action concerning any License is pending or being considered, rendered or adopted, or (C) any Healthcare Law or any health or safety code or building code violation or other deficiency at the Mortgaged Property has been identified, but in each case only if the subject matter of such written notice (A) could materially impact the operation or value of the Facility, or (B) requires additional formal or informal action by Borrower or operator of the Facility that is more than development or implementation of a routine plan of correction, including, without limitation, participation in hearings concerning continued licensing or Medicare or Medicaid participation, entering into consent orders affecting licensing affecting the Facility, or engaging in oversight management.

(4)           Borrower shall, or shall cause any operator of the Facility to, furnish to Lender, within ten (10) days after receipt by Borrower or any operator of the Facility, a copy of any survey, report or statement of deficiencies by any Governmental Authority, but only if the subject matter of such survey, report or statement of deficiencies (A) could materially impact the operation or value of the Facility, or (B) requires additional formal or informal action by Borrower or operator of the Facility that is more than development or implementation of a routine plan of correction, including, without limitation, participation in hearings concerning continued licensing or Medicare or Medicaid participation, entering into consent orders affecting licensing affecting the Facility, or engaging in oversight management.  Within the time period specified by the Governmental Authority for furnishing a plan of correction, the Borrower, or if applicable, an operator of the Facility, shall do so and shall furnish or shall cause to be furnished to Lender a copy of the plan of correction concurrently therewith.  Borrower shall correct or shall cause to be corrected in a timely manner (and in all events by the date required by the Governmental Authority) any deficiency if the failure to do so could cause any License to be Downgraded, revoked, suspended, restricted, conditioned or not renewed or reissued.

(5) Upon Lender’s request and subject to Privacy Laws, Borrower shall furnish (or cause the operator of the Facility to furnish) to Lender true and correct rent rolls and copies of all Leases.

(6)           Without the prior written consent of Lender, which may be granted or withheld in Lender’s discretion, Borrower shall not, and shall not permit any operator of the Facility to, provide or contract for skilled nursing care, assisted living care, Alzheimer’s care, memory care or dementia care for any of the residents other than that level of care which both (A) is consistent with the Intended Use and (B) is permissible for Borrower or the operator of the Facility to provide at the Facility under (i) applicable Healthcare Laws, and (ii) applicable Licenses.

(7)           Borrower shall not, and shall not permit any operator of the Facility to, enter into any Material Contract, unless that Material Contract provides that it is terminable upon not more than 30 days notice by Borrower, or if Borrower is not a party to the Contract, the operator of the Facility, and their respective successors and assigns, without the necessity of establishing cause and without payment of a penalty or termination fee or extra charge.

(8)           Borrower shall not, and shall not allow any operator of the Facility to, pledge any receivables arising from the operation of the Facility (or any Leases or Contracts under which such receivables arise) as collateral security for any other loan or indebtedness.

(9)           Borrower shall (or if Borrower is not a party thereto, shall cause an operator of the Facility to) fully perform all of its obligations under each Contract, and Borrower shall not (and Borrower shall not permit an operator of the Facility to) enter into, terminate or amend, modify, assign or otherwise encumber its interest in any Material Contract without the prior written approval of Lender.  If Borrower or an operator of the Facility enters into any Material Contract in the future (with Lender’s consent thereto), Borrower shall (or shall cause the operator to), simultaneously with entering into the Material Contract, if requested by Lender (A) assign its rights under and interest in the Material Contract to Lender as additional security for the Indebtedness and (B) obtain and provide to Lender a consent to that assignment by the other party(ies) to the Material Contract.  Both the assignment and the consent shall be in a form acceptable to Lender in its discretion.

(10)           Borrower shall provide Lender with a copy of any License issued or renewed in the future by a Governmental Authority within thirty (30) days after its issuance or renewal.  To the extent that any such License is assignable, Borrower shall assign it to Lender as additional security for the Indebtedness, using a form of assignment acceptable to Lender in its discretion.  If any License is issued to an operator of the Facility, to the extent such License is assignable, Borrower shall cause such operator or management agent to assign the License to Lender as additional security for the Indebtedness, using a form of assignment acceptable to Lender in its discretion.

(11)           Subject to Privacy Laws, Borrower will furnish and will cause any operator of the Facility to furnish to Lender at Borrower’s expense all evidence, which Lender may from time to time reasonably request as to the continuing accuracy and validity of all representations and warranties made by Borrower in the Loan Documents and the continuing compliance with and satisfaction of all covenants and conditions contained therein.

(12)           The Borrower shall not permit the change of any operator of the Facility without in each case the prior written approval of Lender, and in each such instance (i) the approval by Lender of the applicable operating lease and/or management (or similar) agreement, as applicable, and (ii) the assignment to Lender of Borrower’s (or if Borrower is not a party thereto, an operator of the Facility’s) rights under such Lease and/or Contract, as applicable, together with the consent thereto of such other party to such Lease or Contract, using a form of assignment acceptable to Lender in its discretion.  Without limiting the foregoing, Borrower shall not, and shall not permit any operator of the Facility to, enter into, terminate, extend or amend any non-residential Lease or Contract to lease, manage or operate the Facility without in each instance Lender providing its prior written consent thereto, which may be conditioned upon Lender receiving an assignment thereof in a form acceptable to Lender.

(13)           The form of residential Lease and/or residential care agreement or similar resident agreement approved by Lender prior to the date hereof with respect to the Facility shall not be revised in any material respect (except as may be required by applicable Healthcare Laws) without Lender’s prior written consent thereto.  All Leases and agreements with residents at the Facility shall be on forms approved by Lender.

(14)           Notwithstanding any provision of Section 4(f) of this Instrument to the contrary, neither Borrower nor any operator of the Facility shall enter into, terminate, extend or amend any non-residential Lease of any portion (or all) of the Facility or any Mortgaged Property without Lender’s prior written consent thereto.  The last sentence of Section 4(f) of this Instrument is deleted and replaced with the following:  All non-residential Leases, including renewals or extensions of existing non-residential Leases, shall specifically provide that (i) such Leases are subordinate to the lien of this Instrument; (ii) at Lender’s election, the tenant shall attorn to Lender and any purchaser at the foreclosure sale, such attornment shall be self-executing and effective upon acquisition of title to the Mortgaged Property by any purchaser at a foreclosure sale or by Lender in any manner if Lender has made such election; (iii) the tenant agrees to execute such further evidences of attornment as Lender or any purchaser at a foreclosure sale may from time to time request; (iv) if Lender or a purchaser at a foreclosure sale so elects, the Lease shall not be terminated by foreclosure or any other transfer of the Mortgaged Property; (v) after a foreclosure sale of the Mortgaged Property, Lender or any other purchaser at such foreclosure sale may, at Lender’s or such purchaser’s option, accept or terminate such Lease without payment of any fee or penalty; and (vi) the tenant shall, upon receipt of a written request from Lender after the occurrence of an Event of Default, pay all Rents payable under the Lease to Lender.

(15) Borrower or an operator of the Facility, as applicable, shall timely perform all of the obligations of such party under all Leases of the Facility or any Mortgaged Property.

(16)           Borrower or any operator of the Facility shall maintain all deposits by all residents of the Facility in accordance with all applicable laws and regulations pertaining thereto, and in accordance with the terms of each such resident’s Lease or resident care agreement, and otherwise in accordance with the other provisions of this Instrument and the other Loan Documents.

(17)           Borrower shall, or as applicable, Borrower shall cause any operator of the Facility to, maintain and implement all compliance and procedures policies as may be required by any applicable Healthcare Laws or Governmental Authority.  Upon request by Lender, Borrower shall provide Lender with copies of Borrower’s, and if applicable, each operator of the Facility’s, compliance manuals which evidence such compliance.

(18)           If Borrower or any operator of the Facility participates in Medicare, Medicaid, TRICARE or any similar governmental payor program with respect to the Facility, then (i) Borrower shall not and shall not permit any breach or violation of any Healthcare Laws pertaining thereto, including without limitation, any Healthcare Laws pertaining to billing for goods or services by Borrower or any operator of the Facility and (ii) Borrower shall not and shall not permit any circumstance to occur which would (a) cause Borrower, an operator of the Facility or the Facility to be disqualified for participation in any such program or (b) which would cause the non-renewal or termination of participation in any such program by Borrower, an operator of the Facility or the Facility, as applicable.

 (d)           Additional Representations, Warranties and Covenants.  In addition to those representations and warranties contained in this Instrument, Borrower represents and warrants to Lender as follows (and Borrower covenants that all such representations and warranties (except those expressly made only as to the date hereof) shall continue to be accurate until the Indebtedness has been paid in full):

(1)           Borrower has obtained or has caused any operator of the Facility to obtain all Licenses necessary to use, occupy or operate the Facility for its Intended Use (such Licenses being in its own name or in the name of an operator of the Facility, if any, and in any event in the names of the persons and entities required by the applicable Governmental Authorities), and all such Licenses are in full force and effect.  Borrower has provided Lender with complete and accurate copies of all Licenses.  The Intended Use of the Facility is in conformity with all certificates of occupancy and Licenses and any other restrictions or covenants affecting the Facility.  The Facility has all equipment, staff and supplies necessary to use and operate the Facility for its Intended Use.

(2)           Borrower, any operator of the Facility, and the Facility (and its operation) and all residential care agreements and residential Leases are in compliance with the applicable provisions of all laws, regulations, ordinances, orders or standards of any Governmental Authority having jurisdiction over the operation of the Facility, including without limitation:  (A) Healthcare Laws, Privacy Laws, fire and safety codes and building codes; (B) laws, rules, regulations and published interpretations thereof regulating the preparation and serving of food; (C) laws, rules, regulations and published interpretations thereof regulating the handling and disposal of medical or biological waste; (D) the applicable provisions of all laws, rules, regulations and published interpretations of them to which the Borrower or the Facility is subject by virtue of its Intended Use; and (E) all criteria established to classify the Facility as housing for older persons under the Fair Housing Amendments Act of 1988.

(3)           Borrower, any operator of the Facility and the Facility are not subject to any proceeding, suit or investigation by any Governmental Authority and neither Borrower nor any operator of the Facility has received any notice from any Governmental Authority which may, directly or indirectly, or with the passage of time, result in the imposition of a fine or interim or final sanction or would (i) have a material adverse effect on Borrower or said operator or the operation of the Facility, (ii) result in the appointment of a receiver or trustee, (iii) affect Borrower’s or any operator of the Facility’s ability to accept and retain residents, (iv) result in the Downgrade, revocation, transfer, surrender or suspension, or non-renewal or reissuance or other impairment of any License or (v) affect Borrower’s or operator’s continued participation in Medicare, Medicaid, TRICARE, or any similar governmental payor program, as applicable, or any successor programs thereto, at current rate certifications.

(4)           Neither the execution and delivery of the Note, this Instrument nor any other Loan Document, Borrower’s performance under the Loan Documents, nor the recordation of this Instrument, [nor the exercise of any remedies by Lender pursuant to the Loan Documents, at law or in equity,] will adversely affect the Licenses.

(5)           Neither Borrower nor any operator of the Facility is a participant in any federal program under which any Governmental Authority may have the right to recover funds by reason of the advance of federal funds.

(6) Borrower has received no notice of, and is not aware of, any violation of applicable antitrust laws or securities laws.

(7)           Under applicable laws and regulations as in effect on the date hereof, if any existing management agreement or operating lease is terminated or Lender acquires the Facility through foreclosure or otherwise, none of the Borrower, Lender, any subsequent operator or management agent, or any subsequent purchaser (through foreclosure or otherwise) must obtain a certificate of need from any Governmental Authority (other than giving of any notice required under the applicable state law or regulation) prior to applying for any License, so long as neither the type of service nor any unit complement is changed.

(8) Exhibit C attached to this Instrument lists all Material Contracts in effect as of the date hereof.

(9)           With regard to each Material Contract listed in Exhibit C:  (i) the Material Contract is assignable by Borrower, or if Borrower is not a party thereto, by an operator of the Facility, without the consent of the other party thereto (or Borrower and any operator of the Facility, as applicable, has obtained express written consent to the assignment from the other party thereto), except only Third Party Provider Agreements; (ii) no previous assignment of Borrower’s or any operator of the Facility’s interest in the Material Contract has been made except such assignments which have been properly terminated prior to or concurrently with the execution and delivery of this Instrument; (iii) the Material Contract is in full force and effect in accordance with its respective terms; and (iv) there is no default by any party under the Material Contract.

(10)           Each Material Contract listed in Exhibit C provides that it is terminable upon not more than 30 days notice without the necessity of establishing cause and without payment of a penalty or termination fee by Borrower or any operator of the Facility or their respective successors or assigns, except only Third Party Provider Agreements.

(11)           Except for termination statements and continuation statements, during the 45-day period prior to the date of this Instrument, there have been no UCC financing statements filed with respect to any of the UCC Collateral listing as debtor the Borrower, any operator of the Facility, or the Facility ‘s common name.

(12)           As of the date hereof, neither Borrower nor any operator of the Facility has received any notice from any Governmental Authority of any overbilling of Medicare, Medicaid, TRICARE (or any so-called “waiver program” associated therewith) or any other Governmental Authority payor for similar goods or services with respect to the Facility, and except for (Not Applicable), there are no periods under audit with respect thereto (or which remain open to audit with respect thereto).

 (e)           Additional Events of Default.  In addition to the Events of Default listed in Section 22 of this Instrument, each of the following shall also constitute an Event of Default:

(1)           Borrower’s or any operator of the Facility’s failure within the time deadlines set by any Governmental Authority to correct any deficiency, which failure could result in an action by such Governmental Authority with respect to the Facility that could have a material adverse effect on the income or operation of the Facility or on Borrower’s or any operator of the Facility’s interest in the Facility, including without limitation, a Downgrade, termination, revocation or suspension of, or refusal to renew or reissue, any applicable License, or a ban on new resident admissions.

(2) A default under any of the Material Contracts by Borrower or by any operator of the Facility, which continues beyond the expiration of any applicable cure period.

(3)           Any representation or warranty made by Borrower in this Instrument or any other Loan Document was false or misleading in any material respect when made; or as to continuing representations and warranties, becomes false or misleading in any material respect.

(4) The Facility is no longer classified as housing for older persons pursuant to the Fair Housing Amendments Act of 1988.

 (f)           Environmental Hazards.  In addition to the activities and conditions listed in Section 18(b), “Prohibited Activities or Conditions” shall not include the presence at the Facility of medical products or devices or medical waste, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Hazardous Materials Laws.

 (g)           Financial Reporting.  Section 14(b) is deleted and replaced with the following:

Within 120 days after the end of each fiscal quarter of Borrower, Borrower shall furnish to Lender a statement of income and expenses for the operation of the Mortgaged Property for that fiscal quarter, a statement of changes in financial position of Borrower relating to the Mortgaged Property for that fiscal quarter and, when requested by Lender, a balance sheet showing all assets and liabilities of Borrower relating to the Mortgaged Property as of the end of that fiscal quarter.  If Borrower’s fiscal year is other than the calendar year, Borrower must also submit to Lender a year-end statement of income and expenses within 120 days after the end of the calendar year.

Section 14(d)(ii) is deleted in its entirety and Section 14(d)(iii) is renumbered as 14(d)(ii).

(h)	Transfers. Section 21(c)(i) of this Instrument is deleted and replaced with the following:

 a Transfer to which Lender has consented in Lender’s sole discretion (without limiting Lender’s sole discretion, Lender will not consent to a Transfer while an Event of Default exists) so long as Lender has received (1) a $5,000 review fee as a condition of Lender’s considering any proposed Transfer, (2) a transfer fee in an amount equal to 1% of the unpaid principal balance of the Indebtedness immediately before the Transfer as a condition of Lender’s consent to the proposed Transfer, and (3) reimbursement for all of Lender’s out-of-pocket costs (including reasonable Attorney’s Fees and Costs) incurred in reviewing the proposed Transfer.

(i)
Other Provisions.  Nothing in this Seniors Housing Rider shall waive, abrogate, diminish or limit in any way any representation, warranty or covenant of Borrower set forth in any other provision of this Instrument or the other Loan Documents except as may be expressly provided in this Seniors Housing Rider to the contrary.  Without limiting in any way the preceding sentence, if and to the extent of a conflict between the provisions of this Exhibit B and the other provisions of this Instrument, the provisions of this Exhibit B shall be controlling to the extent permitted by applicable law.

49.  MEDICARE AND MEDICAID.

(a)           Borrower represents and warrants that neither Borrower nor any management agent for the Mortgaged Property or any operator of the Mortgaged Property currently participates in any Medicare, Medicaid, TRICARE programs or similar federal, state, local or any other third party payors’ programs or other similar provider payment programs (“Governmental Payor Program”) in connection with the operation of the Mortgaged Property.

(b)           Without the prior written consent of Lender, which may be granted or withheld in Lender’s discretion, Borrower shall not, and shall not permit any management agent for the Mortgaged Property or any operator of the Mortgaged Property to, participate in any Governmental Payor Program, or any provider agreement under any Governmental Payor Program, or accept any resident whose ability to reside in the Mortgaged Property requires that Borrower, the Mortgaged Property or any management agent for the Mortgaged Property or any operator of the Mortgaged Property participate in any Governmental Payor Program.

(c)           In addition to the Events of Default listed in Sections 22 and 48, it also shall constitute an Event of Default if Borrower participates, or permits any management agent for the Mortgaged Property or operator of the Mortgaged Property to participate, in any Governmental Payor Program.

EXHIBIT C

(List of Material Contracts)

None

1.

SCHEDULE 1

Additional Mortgaged Property

1.
All of Borrower’s present and future right, title and interest in and to all of the following that are used now or in the future in connection with the ownership, management or operation of the Land and/or the Improvements on such Land (the “Property”), including without limitation, the Facility:  machinery, equipment, engines, boilers, incinerators, installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention or fire detection or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposals, washers, dryers, and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screens, blinds, shades, curtains and curtain rods; mirrors, cabinets, paneling, rugs and floor and wall coverings; fences, trees and plants; swimming pools; and exercise equipment (any of the foregoing that are so attached to the Property as to constitute fixtures under applicable law are referred to below as the “Facility Fixtures”).

2.
All furniture, furnishings, equipment, machinery, building materials, appliances, goods, supplies, tools, books, records (whether in written or electronic form), computer equipment (hardware and software) healthcare equipment, recreational equipment, pool equipment, dishes, silverware, glassware, kitchen equipment and other tangible personal property (other than Facility Fixtures) that are used now or in the future in connection with the ownership, management or operation of the Property or are located on the Property, and any operating leases relating to the Property, and any surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Property and all other intangible property and rights relating to the operation of, or used in connection with, the Property, including all governmental permits relating to any activities on the Property (the “Facility Personalty”).

3.
All current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights-of-way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses, and appurtenances related to or benefiting the Property, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated.

4.	All proceeds paid or to be paid by any insurer of the Property, the Facility Fixtures, the Personalty or any other item listed in this Schedule 1.

5.	All awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Property, the Facility

Fixtures, the Facility Personalty or any other item listed in this Schedule 1, including any awards or settlements resulting from condemnation proceedings or the total or partial taking of the Property, the Facility Fixtures, the Facility Personalty or any other item listed in this Schedule 1 under the power of eminent domain or otherwise and including any conveyance in lieu thereof.

6.
All contracts, options and other agreements for the sale of the Property, the Facility Fixtures, the Facility Personalty or any other item listed in this Schedule 1 entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations; and all other contracts and agreements pertaining to the ownership, leasing, operation or management of the Property, including without limitation, management and similar agreements, utility contracts and agreements for the provision of goods or services (or payment therefor) at the Facility (whether to Borrower, Operator or the residents of the Facility), including without limitation Third Party Provider Agreements.

7.
All present and future leases, subleases, licenses, concessions or grants or other possessory interests, including master leases or operating leases and agreements, now or hereafter in force, whether oral or written, covering or affecting the Property or its operation, or any portion of the Property (including proprietary leases or occupancy agreements if Borrower is a cooperative housing corporation), and all modifications, extensions or renewals; and all occupancy agreements (including both residential and commercial agreements), patient admissions or resident care agreements (the “Facility Leases”).

8.
All earnings, royalties, accounts receivable (including accounts receivable for all rents, revenues and other income of the Property), including parking fees, issues and profits from the Property or its operation, or any other item listed in this Schedule 1, and all undisbursed proceeds of the loan secured by the security interests to which this financing statement relates and, if Borrower is a cooperative housing corporation, maintenance charges or assessments payable by shareholders or residents.

9.
All refunds or rebates of (a) water and sewer charges, (b) premiums for fire and other hazard insurance, rent loss insurance and any other insurance required by Lender, (c) taxes, assessments, vault rentals, and (d) other charges or expenses required by Lender to protect the Property, to prevent the imposition of liens on the Property, or otherwise to protect Lender’s interests by any municipal, state or federal authority or insurance company; and all refunds of utility deposits.

10.	All tenant security deposits which have not been forfeited by any tenant under any Lease.

11.
Subject to the terms of this Instrument, all names under or by which the Property or any part of it may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Property or any part of it.

12.
All payments received and all rights to receive payments from any source, which payments (or rights thereto) arise from operation of or at the Property, including without limitation, entrance fees, application fees, processing fees, community fees and any other amounts or fees deposited or to be deposited by any resident or tenant, payments received and the right to receive payments of second party charges added to base rental income, base and additional meal sales, payments received and the right to receive payments from commercial operations located on the Property or provided as a service to the occupants of the Facility, rental from guest suites, seasonal lease charges, rental payments under furniture leases, income from healthcare services, income from laundry service, income from vending machines and income and fees from any and all other services provided to residents of the Property.

13.	All rights to payments from Medicare, Medicaid or TRICARE programs or similar federal, state or local programs or agencies and rights to payment from private insurers.

14.	All Licenses, approvals, permits, accreditations, determinations of need, certificates of need, and other certificates.

15.	All operating contracts, franchises, license agreements, healthcare services contracts, food service contracts and other contracts for services related to the Property.

16.	All utility deposits.

17.
All proceeds from the conversion, voluntary or involuntary, of any of the above into cash or liquidated claims, and the right to collect such proceeds and any supporting obligations of any of the above.

18.
All interest rate cap agreements, interest rate swap agreements and other interest rate hedging contracts and agreements (collectively, “Cap Agreements”) obtained by Borrower (or obtained by Lender in the name of Borrower) pursuant to (or as permitted by) the Loan Documents or as a condition to Lender’s making the loan that is the subject of the Loan Documents; together with:

 (i)           any and all moneys (collectively, “Cap Payments”) payable from time to time pursuant to any Cap Agreement by the interest rate cap provider or  other counterparty to a Cap Agreement, or any guarantor of the obligations of any such cap provider or counterparty (a “Cap Provider”);

 (ii)           all rights of the Borrower under any Cap Agreement, and all rights of the Borrower to all Cap Payments, including contract rights and general intangibles, now existing or hereafter arising;

 (iii)           all rights, liens and security interests or guarantees now existing or hereafter granted by a Cap Provider or any other person to secure or guaranty payment of any Cap Payment;

 (iv)           all documents, writings, books, files, records and other documents arising from or relating to any of the foregoing, whether now existing or hereafter created; and

 (v)           all cash and non-cash proceeds and products of any of the foregoing.

EXHIBIT D

ADDITIONAL MODIFICATIONS TO INSTRUMENT

The following modifications are made to the text of the Instrument that precedes this Exhibit:

1.	Section 1(y)(xv) of the Instrument is modified to read as follows:

“(xv)
all names under or by which any of the above Mortgaged Property may be operated or known, and all trademarks, trade names, and goodwill related to any of the Mortgaged Property; provided however, that the name Emeritus at Pinnacle and/or associated trademark rights are not assigned to Lender, subject to Section 50 hereof.”

2.	Section 4(e) is hereby deleted and the following is inserted in lieu thereof:

(e)
Borrower shall, promptly upon Lender's request, deliver to Lender an executed copy of each residential Lease then in effect.  All Leases for residential dwelling units shall be on forms approved by Lender, shall be for initial terms of at least ~~six~~ one month (provided that up to 10%  may be less than one month term) and not more than two years, and shall not include options to purchase.

3.	Section 4 is amended by adding the following new subsection (f):

“(f)	Such New Non-Residential Lease is not an oil or gas lease, pipeline agreement or other instrument related to the production or sale of oil or natural gas.”

4.	Section 14(d)(i) is hereby amended in its entirety to read as follows:

“(i)	a balance sheet for Borrower and a statement of income and expenses and a statement of change in financial position of Borrower for Borrower’s most recent fiscal year;”

5.	Section 15(b) is hereby amended by adding “and Section 15(d)” after “Section 15(c)” in the first line.

(b)
Subject to the provisions of Section 15(c) and Section 15(d), Borrower shall (i) pay the expenses of operating, managing, maintaining and repairing the Mortgaged Property (including utilities, repairs and replacements) before the last date upon which each such payment may be made without any penalty or interest charge being added, and (ii) pay insurance premiums at least 30 days prior to the expiration date of each policy of insurance, unless applicable law specifies some lesser period.

6.	Section 18(j)(v) is hereby deleted in its entirety and the following is inserted in lieu thereof:

“(v)	the actual or alleged violation of any Hazardous Materials Law with respect to the Mortgaged Property.”

7.
The phrase “has been renewed” is hereby deleted from the end of the third sentence in Section 19(b) and the phrase “will be renewed no later than the expiration date” is hereby inserted in lieu thereof.

(b)           All premiums on insurance policies required under this Section 19 shall be paid in the manner provided in Section 7, unless Lender has designated in writing another method of payment.  All such policies shall also be in a form approved by Lender.  Borrower shall deliver to Lender a legible copy of each insurance policy (or duplicate original) and Borrower shall promptly deliver to Lender a copy of all renewal and other notices received by Borrower with respect to the policies and all receipts for paid premiums.  At least 5 days prior to the expiration date of any insurance policy, Borrower shall deliver to Lender evidence acceptable to Lender that the policy ~~has been renewed~~ will be renewed no later than the expiration date.  If Borrower has not delivered a legible copy of each renewal policy (or a duplicate original) prior to the expiration date of any insurance policy, Borrower shall deliver a legible copy of each renewal policy (or a duplicate original) in a form satisfactory to Lender within 120 days after the expiration date of the original policy.

8.
Section 19(h) is hereby amended by adding the following in the first line immediately after the word “option” and immediately before the word “to”:  “to require an “actual cash value” settlement and/or”.

(h)           Lender will have the right to exercise its option to require an “actual cash value” settlement and/or to apply insurance proceeds to the payment of the Indebtedness only if Lender determines that at least one of the following conditions is met:

9.	The following new Section 19(l) is added to this Instrument:

“(l)
Borrower or an operator of the Mortgaged Property must submit annually to Lender a claims history (“Claims History”) for the Mortgaged Property comprised of a detailed list of all claims made against Borrower’s or an operator of the Mortgaged Property’s general or professional liability insurance policies or the general or professional liability insurance policy of the management agent for the Mortgaged Property or any other entity if such management agent or other entity has procured general or professional liability insurance for the Mortgaged Property on behalf of Borrower, and a summary of any pending or settled actions, suits, claims or proceedings filed against the Borrower, an operator of the Mortgaged Property, the Mortgaged Property, or a Controlling Entity. The Claims

History shall be submitted no later than the date on which Borrower’s annual statement of income and expenses must be delivered to Lender pursuant to Section 14(c)(i) of this Instrument, for each year until the Indebtedness is paid in full.  Notwithstanding anything contained herein to the contrary, the Lender has approved the following insurance waivers:

(i)	Coverage for PL Umbrella Excess

(ii)	Self insured retention

Lender has agreed to such reduction in such requirements (“Waiver”) until the occurrence of any of the following:

•	the occurrence of a “Transfer” as defined in Section 21 of the Security Instrument;
•	a reduction in the amount of insurance coverage;
•	the date the current insurance carrier ceases to be the insurance carrier for the Property; or
•	the date of an Event of Default by the Borrower occurs under the terms of the Security Instrument.”

10.	The following new Section 19(m) is added to the Instrument:

“(m)
In addition to all other rights of Lender under this Section 19, Lender reserves the right to require Borrower to obtain and maintain conventional insurance (in lieu of its current captive insurer’s coverage) in the event Borrower’s current captive insurer (National Orion Insurance Company Inc. or NOIC) suffers a material adverse change in its financial conditions or its credit rating, as determined by Lender in its sole discretion.”

11.	Section 22(l) is hereby amended by deleting the word “is” and inserting the word “were” in its place and by adding the words “when made” after the word “respect” at the end of the subsection.”

(l)	any representations and warranties by Borrower in this Instrument which ~~is~~ were false or misleading in any material respect when made.

12.	Section 22 is hereby modified to add the following additional subsections:

“(m)	any failure by Guarantor (as defined in the Guaranty of even date) to comply with any provision of Section 21 of the Guaranty.

(n)	any failure by National Orion Insurance Company, Inc. ("Captive Insurer") to comply with its agreement to maintain Minimum Net Worth/Liquidity or Material Adverse Change (as defined in the agreement from the Captive Insurer) requirements throughout the term of the Mortgage.”

13.	Section 31(a) is hereby amended by changing the word “Notices” to the word “notices” in the first line.

(a)
All Nnotices, demands and other communications (“Notice”) under or concerning this Instrument shall be in writing.  Each Notice shall be addressed to the intended recipient at its address set forth in this Instrument, and shall be deemed given on the earliest to occur of (i) the date when the Notice is received by the addressee; (ii) the first Business Day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery; or (iii) the third Business Day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested.

14.
Section 40(a) is hereby amended by (a) deleting the word “are” and inserting in its place the word “was”, and (b) by adding after the word “respects” and before the semicolon, the phrase “as of its date”.

40.           NO CHANGE IN FACTS OR CIRCUMSTANCES.  Borrower warrants that (a) all information in the application for the loan submitted to Lender (the “Loan Application”) and in all financial statements, rent schedules, reports, certificates and other documents submitted in connection with the Loan Application ~~are~~ was complete and accurate in all material respects as of its date ; and (b) there has been no material adverse change in any fact or circumstance that would make any such information incomplete or inaccurate.

15.
The following phrase shall be inserted in the fourth to the last line of Section 48 (c)(12) after the word "Facility" and before the phrase "without in each instance Lender providing its prior written consent thereto,":

", except as set forth in Sections 4(f), (g) and (h) of this Instrument,"

Without limiting the foregoing, Borrower shall not, and shall not permit any operator of the Facility to, enter into, terminate, extend or amend any non-residential Lease or Contract to lease, manage or operate the Facility, except as set forth in Sections 4(f), (g) and (h) of this Instrument, without in each instance Lender providing its prior written consent thereto, which may be conditioned upon Lender receiving an assignment thereof in a form acceptable to Lender.

16.	Section 48 (c)(14) as set forth in Exhibit B hereof is hereby deleted in its entirety.

17.           The following new Sections are added to the Instrument:

“50.           LENDER’S RIGHT TO USE TRADE NAME.  Notwithstanding anything contained herein, Borrower agrees that Lender shall have an irrevocable license, coupled with an interest and for which consideration has been paid and received, to use the name Emeritus at Pinnacle and/or associated trademark rights and trade names relating to any of the Mortgaged Property for a period not to exceed 120 days after the date Lender acquires the Mortgaged Property by foreclosure or deed-in-lieu of foreclosure.

51.           EXCESS MANAGEMENT FEE.

a.           Borrower will use its commercially reasonable efforts to provide to Lender, within thirty (30) days of the date of this Instrument, an amendment (the “Property Management Agreement Amendment”) to the property management agreement with respect to the Mortgaged Property that provides the following:

i.           The Borrower may not pay and the manager may not collect a management fee in excess of 5% of the effective gross income of the Mortgaged Property (the “Excess Management Fee”) until the Borrower has paid all operating expenses (including the management fee required by the property management agreement less the Excess Management Fee (the “Management Fee”)), monthly principal, interest, escrows, insurance, reserves or other required items or charges due under the Loan Documents.

ii.           After the manager has notice of or acquires actual knowledge of an Event of Default under this Instrument (a “Default Notice”) the manager will not be entitled to receive payment of the Excess Management Fee.

iii.           If payment of the Excess Management Fee is included with payment of the Management Fee, after a Default Notice the manager will be entitled to retain only that part of the payment equal to the Management Fee.

iv.           If the manager receives payment of the Excess Management Fee after the Default Notice, it will agree that such payment will be received and held in trust for Lender, to be applied to amounts due under this Instrument.

b.           If Borrower fails to provide to Lender the Property Management Agreement Amendment, in form and substance acceptable to Lender, on or before the date that is sixty (60) days following the date of this Instrument (or such later date as agreed to by Lender in its sole discretion), such failure will constitute an Event of Default under this Instrument.”
OPPENHEIMER: 2885009 v05 08/29/2011